UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2016

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 23, 2016 (the “Closing Date”), the registrant consummated its previously announced business combination, pursuant to the share sale agreement, dated as of July 13, 2016 (the “Sale Agreement”), by and among Hydra Industries Acquisition Corp. (the “Company”) and those persons identified on Schedule 1 thereto (the “Vendors”), DMWSL 633 Limited (“Target Parent”), DMWSL 632 Limited and Gaming Acquisitions Limited, which provides for the acquisition by us of all of the outstanding equity and shareholder loan notes of Inspired Gaming Group (“Inspired”) and its affiliates (together with Inspired, the “Inspired Group”) through the purchase of all of the outstanding equity and shareholder loan notes of the Target Parent. Inspired, through its subsidiaries, conducts its business under the “Inspired Gaming Group” name. We refer to Target Parent and its consolidated subsidiaries (including the Inspired Group) collectively as “Target,” and we refer to such acquisition and the other transactions contemplated by the Sale Agreement collectively as the “Business Combination.”

In connection with the closing of the Business Combination, the Company’s stockholders approved the adoption of the Company’s second amended and restated certificate of incorporation (the “Second A&R Charter”). Pursuant to the Second A&R Charter, among other changes further described in this Current Report on Form 8-K, the Company changed its name from Hydra Industries Acquisition Corp. to Inspired Entertainment, Inc. Unless the context otherwise requires, “we,” “us” and “our” refer to the consolidated company and its subsidiaries at and after the closing of the Business Combination, “Inspired Gaming Group” refers to Inspired and its subsidiaries and “Hydra Industries” refers to the registrant prior to the closing of the Business Combination.

Item 1.01	Entry Into a Material Definitive Agreement.

Pursuant to the Sale Agreement, we entered into a Registration Rights Agreement at the closing of the Business Combination, obligating us to file one or more resale “shelf” registration statements under the Securities Act to register the Purchaser Shares (as defined below) (and other Registrable Securities, if any, as defined in the Registration Rights Agreement) issued to the Vendors in the Business Combination. The shares purchased by our Macquarie Sponsor in the Macquarie Forward Purchase (both defined below) are also subject to similar registration rights. The Registration Rights Agreement provides that at any time and from time to time on or after the consummation of the Business Combination, holders of at least a majority in interest of the then outstanding number of Purchaser Securities (and other Registrable Securities, if any) may make a written demand for registration under the Securities Act for all or part of the Registrable Securities, in which case the Company is to effect such registration as soon as practicable, but not more than 45 days after such demand (or 90 days in the event the Securities and Exchange Commission (the “SEC”) reviews and has written comments on the registration statement). The Company will not be obligated to effect more than three such registrations for each requesting holder. The Registration Rights Agreement also provides for unlimited “piggyback” rights to register Registrable Securities under any registration statement otherwise filed by the Company (with certain limited exceptions), and for unlimited registration of Registrable Securities on Form S-3 or any similar “short-form” registration statement that may be available at the time. The expenses of the registration will be borne by the Company (although incremental selling expenses such underwriters’ commissions and discount and brokerage fees will be borne by the selling holders). The Registration Rights Agreement contains certain customary provisions regarding such matters as the possible participation of other security holders, potential reduction of shares registered in an underwritten offering or in a piggyback registration, the Company’s right to temporarily defer registration under certain specified circumstances, the Company’s indemnification of selling holders of Registrable Securities against certain potential claims arising under the Registration Statement, and other matters.

At the closing of the Business Combination, the Company, Hydra Industries Sponsor LLC (our “Hydra Sponsor”), MIHI LLC (our “Macquarie Sponsor”) and the Vendors as described in Schedule 4 to the Sale Agreement, entered into the Stockholders Agreement, which provides, among other things, for the composition of the Company’s board of directors following the Business Combination and certain related matters. The disclosure set forth under “Management After the Business Combination—Stockholders Agreement” is incorporated in this Item 1.01 by reference.

Our Macquarie Sponsor previously entered into a contingent forward purchase contract with the Company, dated as of October 24, 2014, which was included as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed October 29, 2014 (the “Macquarie Forward Purchase”), to purchase, in a private placement for gross proceeds of $20,004,347, to occur concurrently with the consummation of our initial business combination, 2,000,000 units on the same terms as the sale of the units in our initial public offering at $10.00 per unit (which includes 2,000,000 Warrants for the purchase of 1,000,000 shares of Common Stock and 2,000,000 rights which will be exchanged for 200,000 shares of our Common Stock, par value $0.0001 per share (the “Common Stock”)) (“Private Placement Units”), and 500,000 shares of our Common Stock. The Macquarie Forward Purchase was consummated concurrently with the consummation of the Business Combination.

2

In connection with the closing of the Business Combination, on December 23, 2016, the Company and the Vendors also entered into a Completion Arrangements Agreement documenting mutually agreed adjustments to the allocation of transaction consideration between cash and shares.

The Company’s employment agreement with Daniel B. Silvers became effective upon consummation of the Business Combination and the disclosure set forth in the Current Report on Form 8-K of the Company filed December 21, 2016 is incorporated by reference herein.

In connection with the closing of the Business Combination, the election of new directors and appointment or contemplated appointment of new officers, on December 23, 2016, the Company entered into standard indemnification agreements with each of the new directors and officers pursuant to which the directors and officers are indemnified by the Company to the fullest extent permitted under Delaware law.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Business Combination

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference. The material terms and conditions of the Sale Agreement are described on pages 73 to 75 of the Company’s definitive proxy statement dated November 21, 2016 (the “Proxy Statement”) in the section entitled “The Business Combination Proposal,” which is incorporated by reference herein.

The Business Combination was approved by the Company’s stockholders at a special meeting of the Company’s stockholders held on December 22, 2016 (the “Special Meeting”). At the Special Meeting, 5,879,804 shares of the Company’s Common Stock were voted in favor of the proposal to approve the Business Combination, 593,601 shares of the Company’s Common Stock were voted against that proposal, holders of 99 shares of the Company’s common stock abstained and broker non-votes totaled 50,503 shares.

In connection with the closing of the Business Combination (the “Closing”), the Company redeemed a total of 1,860,681 shares of its common stock pursuant to the terms of the Company’s first amended and restated certificate of incorporation, resulting in a total cash payment from the Company’s trust account to redeeming stockholders of $18,699,844.05.

As previously stated, the Sale Agreement reflected a transaction value for the Business Combination of £200 million/$264 million, plus an earn-out of up to 2.5 million shares of the Company (at an assumed price of $10.00/share), expected to represent approximately £96 million/$126 million of equity value after adjusting for the maintenance of debt and certain other liabilities (the foregoing conversions from GBP to USD are based on the USD/GBP exchange rate of $1.32/£1.00 as of July 13, 2016). Although equivalent amounts are also expressed in both UK pounds and US dollars, the payments have been made in UK pounds in the amounts stated. Exclusive of the potential earn-out, the consideration paid for the equity and shareholder loan notes of the Target Parent and the Inspired Group was the aggregate of the Base Consideration (as defined below), less a fixed amount of Accruing Negative Consideration (£21,500 per day from but excluding July 2, 2016 through and including the closing of the Business Combination).

The “Base Consideration” paid for the equity and shareholder loan notes pursuant to the Sale Agreement equaled (i) £100,363,394/$132,479,680, plus (ii) any amount by which the Company’s transaction expenses (“Purchaser Costs”) referred to in Schedule 6 to the Sale Agreement exceeds £8,237,909/$10,874,040, minus (iii) certain expenses of the Vendors noticed by the Institutional Vendors’ Representative, not to exceed £3,000,000/$3,960,000, minus (iv) certain excess interest payments owing on the Inspired Group’s existing financing arrangements.

The Vendors were paid the Base Consideration, adjusted for the Accruing Negative Consideration (the “Completion Payment”), in newly-issued shares of Company common stock (“Purchaser Shares”) at a value of $10.00 per share (the “Stock Consideration”), as mutually agreed in the Completion Arrangements Agreement described in Item 1.01 above.

3

After giving effect to the redemptions described above and the issuance of the Stock Consideration, we had outstanding as of December 23, 2016 20,199,391 shares of our Common Stock, of which 11,801,369 shares, or 58.4%, were issued by the Company to the Vendors and 5,523,927 shares, or 27.3%, were issued to insiders of the Company or to public stockholders pursuant to the Company’s initial public offering. Such outstanding securities do not include (i) 14,065 shares of common stock that will be paid to certain minority shareholders of the Inspired Group on January 4, 2017; (ii) up to 3,000,000 shares of our common stock issuable pursuant to our Incentive Plan and Second Plan (defined below); (iii) an aggregate of 164,536 shares purchased by certain members of Inspired’s management on December 29, 2016 pursuant to their transaction bonus arrangements (as described in Item 2.01. Completion of Acquisition or Disposition of Assets—Recent Sales of Unregistered Securities below) and (iv) shares underlying the Company’s 19,079,230 outstanding Warrants.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of interests in the Inspired Gaming Group. The following information, pursuant to Item 2.01(f) of Form 8-K, is provided about the business of the Company following the consummation of the Business Combination.

Cautionary Note Regarding Forward-Looking Statements

We make forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•	the future financial performance of the Company following the Business Combination;
•	the market for the Inspired Gaming Group’s products and services;
•	expansion plans and opportunities, including future acquisitions or additional business combinations; and
•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date hereof, and current expectations, forecasts and assumptions involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the outcome of any legal proceedings that may be instituted against us in relation to the Business Combination and related transactions;
•	the inability to maintain the listing of the Company’s common stock on NASDAQ;
•	our inability to achieve acceptance of our products in the market;
•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;
•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the business to grow and manage growth profitably;
•	changes in applicable laws or regulations;
•	volatility in the currency exchange markets;
•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties indicated herein, including those described under “Risk Factors”.

Business

The business of the Company is described in the Proxy Statement in the sections entitled “Information about Target” beginning on page 119 and “Summary of the Proxy Statement–Inspired Business Overview” beginning on page 24, each of which is incorporated by reference herein.

Risk Factors

The risk factors related to the Company’s business, operations and industry and ownership of our common stock are described in the Proxy Statement in the section entitled “Risk Factors” on pages 36 to 59, which description is incorporated by reference herein.

4

Selected Historical Financial Information Regarding the Inspired Gaming Group

The Inspired Gaming Group reports its operations on a 52 -53 week fiscal year ending on the Saturday closest to September 30. References herein and in the information incorporated herein by reference to the following the Inspired Gaming Group fiscal years are references to the fiscal years ended on the following dates:

Fiscal year	Fiscal year ended or ending

Fiscal 2012	September 29, 2012

Fiscal 2013	September 28, 2013

Fiscal 2014	September 27, 2014

Fiscal 2015	September 26, 2015

Fiscal 2016	September 24, 2016

The selected historical financial information of the Inspired Gaming Group is provided in the Proxy Statement in the section entitled “Target’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 128, which is incorporated by reference herein.

The following table sets forth selected historical financial information for the Inspired Gaming Group for the Inspired Gaming Group’s years ended September 24, 2016, September 26, 2015, September 27, 2014, September 28, 2013 and September 29, 2012. Such financial information has been derived from the proxy statement and from the Inspired Gaming Group’s audited consolidated financial statements as of September 24, 2016 and September 26, 2015 presented elsewhere in this Current Report on Form 8-K. In the opinion of the Inspired Gaming Group’s management, such financial statements have been prepared on the same basis as the Inspired Gaming Group audited consolidated financial statements presented in the Proxy Statement and reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Inspired Gaming Group’s results of operations and financial position for such periods and dates. The historical results presented below are not necessarily indicative of the results to be expected for any other future period and should be read in conjunction with the section herein entitled “—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Inspired Gaming Group’s audited consolidated financial statements and the related notes presented elsewhere herein.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

	September	September	September	September	September
	24, 2016	26, 2015	27, 2014	28, 2013	29, 2012
	$ '000	$ '000	$ '000	$ '000	$ '000
Assets
Current assets
Cash and cash equivalents	1,486	4,060	19,252	17,200	36,237
Accounts receivable, net	16,446	25,740	32,861	39,592	28,507
Property and equipment, net	49,231	75,786	73,006	73,725	101,176
Software development costs, net	36,960	30,463	21,771	20,473	18,059
Goodwill and intangibles	57,939	71,561	80,733	83,788	110,294
Total assets	189,870	239,940	251,818	265,505	323,295

Senior Bank Debt	114,161	114,751	115,899	78,998	81,084
Long-term debt	312,975	337,891	316,294	272,847	233,790
Total liabilities	485,941	516,780	479,920	416,008	407,111
Total stockholders' deficit	(296,071)	(276,840)	(228,102)	(150,503)	(83,816)
Total liabilities and stockholders' deficit	189,870	239,940	251,818	265,505	323,295

5

		For the period ended
	September 24,	September 26,	September 27,	September 28,	September 29,
	2016	2015	2014	2013	2012
	$ '000	$ '000	$ '000	$ '000	$ '000

Net revenues	119,773	127,573	146,798	114,481	130,995
Impairment of goodwill	-	-	-	-	(32,021)
Net operating (loss)/profit	(1,283)	(1,269)	(12,748)	(1,556)	(26,294)
Net (loss) from continuing operations	(59,877)	(59,847)	(67,811)	(48,728)	(63,038)
(Loss) profit from discontinued operations	-	-	-	(2,572)	5,774
Loss on sale of assets	-	-	-	(11,292)	-
Net (loss) profit from discontinued operations	-	-	-	(13,864)	6,481

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2016 combines the audited historical consolidated balance sheet of Target as of September 24, 2016 with the unaudited historical condensed balance sheet of Hydra Industries as of September 30, 2016, giving effect to the Business Combination as if it had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the twelve months ended September 30, 2016 combines the audited historical consolidated statement of operations of Target for the fiscal year ended September 24, 2016 with the unaudited historical condensed statement of operations of Hydra Industries for the twelve months ended September 30, 2016, giving effect to the Business Combination as if it had occurred on October 1, 2015.

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The historical financial information of Target was derived from the audited consolidated financial statements of Target as of September 24, 2016 and September 26, 2015 and for the fiscal periods ended September 24, 2016, September 26, 2015 and September 27, 2014 included elsewhere in this Current Report on Form 8-K. The historical information of Hydra Industries was derived from the audited financial statements of Hydra Industries for the years ended December 31, 2015 and 2014 and the unaudited condensed financial statements of Hydra Industries for the nine months ended September 30, 2016 and 2015 beginning on page F-1 of the Proxy Statement, which are incorporated herein by reference.

The unaudited pro forma condensed combined financial information should be read in conjunction with the financial statements of the Inspired Gaming Group included in “Item 9.01. Financial Statements and Exhibits” in this Current Report on Form 8-K, the analysis of the Inspired Gaming Group’s fiscal 2016 set forth below under “—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Hydra Industries Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 114 of the Proxy Statement and the historical financial statements and notes thereto of the Company beginning on page F-1 of the Proxy Statement and the historical financial statements, all of which are incorporated herein by reference.

6

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Target and Hydra Industries have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Business Combination is accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, Hydra Industries is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Target stockholders having a majority of the voting power of the combined company, Target comprising the ongoing operations of the combined entity, Target comprising a majority of the governing body of the combined company, and Target’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Target issuing stock for the net assets of Hydra Industries, accompanied by a recapitalization. The net assets of Hydra Industries are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Target.

The unaudited pro forma condensed combined financial statements give effect to Hydra Industries’ extension of the date by which it has to consummate a Business Combination. As a result of the extension amendment, 3,415,392 shares of common stock were presented for redemption. The Company paid cash in the aggregate amount of $34,153,920, or $10.00 per share, to redeeming shareholders which was released from the Trust Account. In addition, the pro forma condensed combined financial statements give effect to the contribution of $0.05 per share, or $229,230, to the Trust Account for each public share that was not redeemed in connection with the extension amendment.

Pursuant to the Sale Agreement, the “Base Consideration” paid for the equity and shareholder loan notes pursuant to the Sale Agreement equaled (i) £100,363,394, plus any amount by which the Company’s transaction expenses (“Purchaser Costs”) referred to in Schedule 6 to the Sale Agreement exceeded £8,237,909, minus (iii) certain expenses of the Selling Group noticed by its representatives, not to exceed £3,000,000, minus (iv) certain excess interest payments owing on the Inspired Group’s existing financing arrangements. The Selling Group was paid the Base Consideration, adjusted for the Accruing Negative Consideration (the “Completion Payment”), in newly-issued shares of Hydra common stock (“Purchaser Shares”) at a value of $10.00 per share (the “Stock Consideration”).

As a result of the Business Combination, after 1,860,681 shares of common stock were redeemed and converted into cash, shares issued to the Selling Group represented approximately 58.4% of the Company’s Common Stock outstanding immediately after the Business Combination, and the shares owned by the other Hydra Industries stockholders represented approximately 41.6% of the Company’s outstanding Common Stock, based on the number of shares of Hydra Industries common stock outstanding as of September 30, 2016.

The unaudited pro forma condensed combined financial statements have been prepared based on 1,860,681 shares of the Company common stock redeemed at the Closing at a conversion price of $10.05 per share, pursuant to the existing certificate of incorporation of the Company and the common stock share issuances described above.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 11,801,369 shares of the Company’s common stock issued to Target stockholders.

7

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2016

(UNAUDITED) (in thousands)

	(A)	(B)
	Target	Hydra Industries	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$1,486	$218	$27,375	(5)
			20,000	(6)
			4	(7)
			(10,558)	(8)
			(6,520)	(9)
			(1,323)	(10)
			(4,809)	(11)
			(2,652)	(12)
			(214)	(13)	$23,007
Accounts receivable, net	16,446	-	-		16,446
Inventory, net	7,684	-	-		7,684
Prepaid expenses and other current assets	19,124	24	-		19,148
Total Current Assets	44,740	242	21,303		66,285
Long term assets:
Cash and marketable securities held in Trust Account	-	80,018	(34,154)	(1)
			229	(2)
			(18)	(3)
			(18,700)	(4)
			(27,375)	(5)	-
Property and equipment, net	49,231	-	-		49,231
Intangible assets, net	49,194	-	-		49,194
Goodwill	45,705	-	-		45,705
Other assets	1,000	-	111	(8)	1,111
Total Long Term Assets	145,130	80,018	(79,907)		145,241
Total Assets	$189,870	$80,260	$(58,604)		$211,526

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$31,140	$3,778	$(3,128)	(8)
			(4,410)	(9)
			(4,809)	(11)
			2,512	(12)	$25,083
Promissory notes - related parties	-	700	229	(2)
			(929)	(13)	-
Corporate tax and other current taxes payable	4,665	-	-		4,665
Deferred revenue	9,593	-	-		9,593
Other current liabilities	3,115	-	-		3,115
Current portion of long-term debt	10,292	-	-		10,292
Total Current Liabilities	58,805	4,478	(10,535)		52,748
Long term liabilities:
Long-term debt, net of current portion	402,492	-	(1,323)	(10)	-
			(298,248)	(14)	102,921
Deferred revenue, net of current portion	12,282	-	-		12,282
Deferred underwriting fees	-	2,800	(2,800)	(8)	-
Earnout share laibility	-	-	9,575	(16)	9,575
Other long-term liabilities	12,362	-	-		12,362
Total Liabilities	485,941	7,278	(303,331)		189,888

Commitments and Contingencies
Common stock subject to possible redemption	-	67,982	(34,154)	(1)
			(33,828)	(4)	-

Stockholders’ Equity (Deficit)
Common stock	165	-	1	(4)
			(164)	(15)	2
Additional paid-in capital	450	10,569	20,000	(6)
			4	(7)
			1,741	(8)
			715	(13)
			298,248	(14)
			15,127	(4)
			(5,405)	(15)
			(9,575)	(16)	331,874
Accumulated other comprehensive loss	33,105	-	-		33,105
Accumulated deficit	(329,791)	(5,569)	(18)	(3)
			(6,260)	(8)
			(2,110)	(9)
			(5,164)	(12)
			5,569	(15)	(343,343)
Total Stockholders’ Equity (Deficit)	(296,071)	5,000	312,709		21,638
Total Liabilities and Stockholders’ Equity (Deficit)	$189,870	$80,260	$(58,604)		$211,526

8

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the audited consolidated balance sheet of Target as of September 24, 2016.
(B)	Derived from the unaudited condensed balance sheet of Hydra Industries as of September 30, 2016.

(1)	To reflect the redemption of 3,415,392 shares of Hydra Industries’ common stock at $10.00 per share in connection with the Hydra Industries stockholder meeting held on October 27, 2016, pursuant to which the stockholders approved the date by which the Company had to consummate a Business Combination (“Extension Vote”).
(2)	To reflect the funding of $0.05 per share for each public share of Hydra Industries common stock that was not redeemed in connection with the Extension Vote.
(3)	To record interest on investments held in the trust account through the consummation of the Business Combination.
(4)	As a result of 1,860,681 shares redeemed by the Hydra Industries stockholders, $18,700 of the common stock subject to redemption was paid out in cash and the remaining balance of $15,128 was transferred to permanent equity.
(5)	To liquidate investments held in the trust account.
(6)	To record $20 million proceeds from the Macquarie Private Placement.
(7)	To record Macquarie Private Placement of 500,000 shares of Hydra Industries common stock.
(8)	To reflect payment of deferred underwriting fee payable and fees and expenses incurred by Hydra Industries related to the Business Combination and issuance of common stock in settlement of certain balances due to vendors.
(9)	To reflect payment of fees and expenses incurred by Target related to the Business Combination.
(10)	To record debt issuance costs incurred in connection with the extension of the maturity date of the Target’s senior debt.
(11)	To record payment of accrued interest on third party debt.
(12)	To record payment of management bonuses related to the Business Combination.
(13)	To record repayment of promissory notes to Sponsors and conversion of promissory notes to warrants.
(14)	To record adjustment to shareholder loan notes and concurrent cancellation of such shareholder loan notes as a capital contribution.
(15)	To reflect recapitalization of Target through issuance of 11,801,369 shares of Hydra Industries’ common stock and the elimination of the historical accumulated deficit of Hydra Industries, the accounting acquiree.
(16)	To reflect the value of contingent consideration in connection with the earn-out payments contemplated in the Sale Agreement, which are variable in nature, and dependent on the Target’s future performance.
(17)	Upon the consummation of the Business Combination, 10,000,000 rights converted into 1,000,000 shares of common stock at a par value of $0.0001 per share.

9

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2016

(UNAUDITED)

(in thousands except share and per share amounts)

	(A)	(B)
	Target	Hydra Industries	Pro Forma Adjustments		Pro Forma Income Statement

Revenue	$119,773	$-	$-		$119,773
Cost of sales	(20,414)	-	-		(20,414)

Selling, general and administrative expenses	(65,632)	(2,740)	7,800	(2)
			350	(3)
			19	(4)	(60,203)
Depreciation and amortization	(35,010)	-	-		(35,010)
Total operating expenses	(100,642)	(2,740)	8,169		(95,213)
Net operating income (loss)	(1,283)	(2,740)	8,169		4,146

Other income (expense):
Unrealized loss on securities held in Trust Account	-	2	(2)	(1)	-
Interest income	287	107	(107)	(1)	287
Interest expense	(58,327)	-	(315)	(5)
			39,212	(6)	(19,430)
Other finance costs	(247)	-	-		(247)
Loss before income taxes	(59,570)	(2,631)	46,957		(15,244)
Provision for income taxes	(307)	-	3,356	(7)	3,049
Net loss	$(59,877)	$(2,631)	$50,313		$(12,195)

Weighted average shares outstanding, basic and diluted		3,037,318	16,980,786	(8)	20,018,104
Basic and diluted net loss per share		$(0.87)			$(0.61)

10

Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements

(A)	Derived from the audited consolidated statements of operations of Target for the fiscal year ended September 24, 2016.
(B)	Derived from the unaudited condensed statements of operations of Hydra Industries for the twelve months ended September 30, 2016.

(1)	To eliminate unrealized gain (loss) and interest income on marketable securities held in the trust account as of the beginning of the period.
(2)

To eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of Target and Hydra Industries in the amount of $5,644 and $2,156, respectively, as of September 30, 2016.

(3)	To record compensation expense for Daniel Silvers, assuming his employment agreement entered into in connection with the Business Combination was effective as of the beginning of the period.
(4)	To record amortization of additional directors and officers insurance policy premium incurred in connection with the Business Combination as of the beginning of the period.
(5)	To record amortization of debt issuance costs incurred in connection with the extension of the maturity date of the Target’s senior debt as of the beginning of the period.
(6)	To eliminate interest expense on shareholder loan notes exchanged and purchased in connection with Business Combination as of the beginning of the period.
(7)	To record normalized income tax benefit of 20.0% for pro forma financial presentation purposes.
(8)	As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the period presented. Weighted average common shares outstanding—basic and diluted is calculated as follows:

Twelve Months Ended September 30, 2016
Hydra Industries weighted average shares outstanding	3,037,318
Hydra Industries shares and rights converted to shares issued to Macquarie	2,700,000
Hydra Industries rights converted to shares	800,000
Hydra Industries shares subject to redemption reclassified to equity	1,505,322
Hydra Industries shares issued to vendors	174,095
Hydra Industries shares issued in Business Combination	11,801,369
Weighted average shares outstanding	20,018,104

Percent of shares owned by Target holders	59.0%
Percent of shares owned by Hydra Industries and Macquarie	41.0%

Weighted average shares calculation, basic and diluted
Existing Target holders	11,801,369
Hydra Industries holders and Macquarie	8,216,735
Weighted average shares, basic and diluted	20,018,104

The computation of diluted loss per share excludes the effect of warrants to purchase 9,539,615 shares of the Company’s common stock because their inclusion would be anti-dilutive.

Earnings per Share

The following table sets forth the per share data of Hydra Industries and Target on a stand-alone basis and the unaudited pro forma condensed combined per share data for the twelve months ended September 30, 2016 after giving effect to the Business Combination and the redemption of 1,860,681 shares of Hydra Industries common stock that were converted upon consummation of the Business Combination.

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You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this Current Report on Form 8-K, and the historical financial statements and related notes of Target that are included elsewhere in this Current Report on Form 8-K and the historical financial statements and related notes of Hydra Industries set forth in the Proxy Statement. The unaudited Hydra Industries and Target pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this Current Report on Form 8-K and set forth in the Proxy Statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Hydra Industries and Target would have been had the companies been combined during the period presented.

	Target	Hydra Industries	Pro Forma Combined
	(in thousands, except share and per share amounts)

Year Ended September 24, 2016 (Target) and Twelve Months Ended September 30, 2016 (Hydra Industries)
Net loss	$(59,877)	$(2,631)	$(12,195)
Stockholders’ equity (deficit) at September 30, 2016	$(296,071)	$5,000	$21,638
Weighted average shares outstanding – basic and diluted		3,037,318	20,018,104
Basic and diluted net loss per share		$(0.87)	$(0.61)
Stockholders’ equity per share - basic and diluted – at September 30, 2016		$1.65	$1.08

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Inspired Gaming Group is set forth in the Proxy Statement in the section entitled “Target’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 128, which is incorporated by reference herein. That discussion pertains to the Inspired Gaming Group’s financial position and results of operations for the annual periods specified therein. We have set forth below a comparable discussion with respect to the Inspired Gaming Group’s results of operations for Fiscal 2015 and Fiscal 2016 and financial condition as of the Business Combination. The information in the Proxy Statement section entitled “Information about Target” is also incorporated by reference herein.

The following discussion and analysis of financial condition and results of operations of the Inspired Gaming Group should be read in conjunction with the Inspired Gaming Group’s audited financial statements for the years ended September 24, 2016 and September 26, 2015 and related notes appearing elsewhere in this Current Report on Form 8-K. the Inspired Gaming Group’s actual results may not be indicative of future performance. This discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those discussed in this Current Report on Form 8-K in the sections entitles “—Cautionary Note Regarding Forward-Looking Statements” and “—Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. Certain monetary amounts, percentages and other figures included in this Current Report on Form 8-K have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

We are a global gaming technology company, supplying Virtual Sports and Server Based Gaming (“SBG”) systems to regulated lottery, betting and gaming operators worldwide. Our strategic priorities are:

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i)	to seek to extend our leadership positions in each of Virtual Sports and Server Based Gaming by developing new, omni-channel products;

ii)	to continue to invest in content and technology in order to grow our existing customers’ revenue; and

iii)	to add new customers by expanding in underpenetrated markets and newly-regulated jurisdictions.

Segments

We report our operations in two business segments – Server Based Gaming and Virtual Sports – representing our different products and services. We operate our business and evaluate our business performance, resource allocation and capital spending on an operating segment level, where possible. The Company uses its operating results and identified assets of each operating segment in order to make prospective operating decisions. Although our revenues and cost of sales (excluding depreciation and amortization) are reported exclusively by segment, we do include an unallocated column in our financial statements for certain expenses including depreciation and amortization as well as selling, general and administrative expenses. Unallocated balance sheet line items include items that are a shared resource and therefore not allocated between operating segments.

Foreign exchange

Our results are impacted by changes in foreign currency exchange rates as a result of the translation of foreign functional currencies into US dollars and the remeasurement of foreign currency transactions or balances. The impact of foreign currency exchange rate fluctuations represents the difference between current rates and prior-period rates applied to current activity. The largest geographic region in which we operate is the United Kingdom and the British pound (“GBP”) is considered to be our functional currency. Our reporting currency is the US dollar (“USD”). Our results are translated from the functional currency of GBP into the reporting currency using average rates for profit and loss transactions and the applicable spot rates for period end balances. The effect of translating the functional currency into the reporting currency, as well as translating foreign subsidiaries that have a different functional currency into the functional currency, is reported separately in Accumulated Other Comprehensive Income. We derived approximately 27%, 25% and 19% of our revenue from sales to customers outside of the United Kingdom in 2016, 2015 and 2014, respectively.

In the section “Results of Operations” below, the currency impact shown has been calculated as current period GBP:USD rate used less prior period rate used, multiplied by the current period amount in the functional currency, and as such details the difference between GBP and USD movements. The remaining difference is therefore calculated as the difference in the functional currency, multiplied by the prior period average GBP:USD rate.

Goodwill and intangible impairment charges

A goodwill impairment charge of $1.0 million was recorded in the period ending September 26, 2015, in relation to the goodwill arising from the acquisition of Merkur Inspired Ltd, due to uncertainty of future positive cash flows. There were no goodwill impairment charges recorded in the period ending September 24, 2016.

CRITICAL ACCOUNTING ESTIMATES

The Company's consolidated financial statements are prepared in accordance with US GAAP, which require the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of revenues and expenses during the reporting periods and the related disclosures in the consolidated financial statements and related footnotes. The Company has disclosed significant accounting policies, which are described in Note 1: Nature of Operations and Summary of Significant Accounting Policies in the audited consolidated financial statements included in this Current Report on Form 8-K. We consider certain of these accounting policies to be "critical," as they require management’s highest degree of judgment, estimates and assumptions. While management believes its estimates, assumptions and judgments are reasonable, they are based on information presently available and actual results may differ significantly from these estimates due to changes in judgments, assumptions and conditions.

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Revenue Recognition

We derive revenue principally from the sale and rental of our Server Based Gaming (“SBG”) terminals and related services, including content provision and servicing, to regulated retail betting outlets, casinos and other gaming operators, and licensing of our Virtual Sports gaming software and related services to regulated virtual sports retail, mobile and online operators. We evaluate the recognition of revenue based on the criteria set forth in ASC 605, Revenue Recognition ("ASC 605") and ASC 985-605, Software-Revenue Recognition ("ASC 985"). Revenue is recognized when all of the following criteria are met:

1.	Persuasive evidence of an arrangement exists
2.	The price to the customer is fixed or determinable
3.	Delivery has occurred, title has been transferred, and any acceptance terms have been fulfilled; and
4.	Collectability is probable

For our multiple-deliverable arrangements which include hardware containing software that functions together with the hardware to deliver its essential functionality and undelivered non-software services, deliverables are separated into more than one unit of accounting when: (i) the delivered element(s) have value to the customer on a stand-alone basis and (ii) delivery of the undelivered element(s) is probable and substantially in the control of the Company. When the final undelivered element(s) are non-software services and non-hardware, those deliverables are recognized on a ratable basis over the remaining term of the arrangement.

We determine the relative selling price for deliverables in the scope of ASC 605 based on the following selling price hierarchy:

1.	Vendor specific objective evidence ("VSOE"), (i.e., the price we charge when the product or service is sold separately) if available,
2.	Third-party evidence (“TPE”) of fair value (i.e., the price charged by others for similar products and services) if VSOE is not available, or
3.	our best estimate of selling price (“BESP”) if neither VSOE nor TPE is available.

Our multiple-deliverable arrangements may also contain one or more software deliverables in the scope of ASC 985-605. The revenue for these multiple-deliverable arrangements is allocated to the software deliverables and the non-software deliverables based on the relative selling prices of all of the deliverables in the arrangement using the fair value hierarchy outlined above. In circumstances where the Company cannot determine VSOE or TPE of the selling price for any of the deliverables in the arrangement, BESP is used for the purpose of allocating the arrangement consideration between software and non-software deliverable.

Revenue is allocated to the software deliverables based on the relative fair value of each element, and fair value is determined using VSOE. Where VSOE does not exist for the undelivered software element, revenue is deferred until either the undelivered element is delivered or VSOE is established, whichever occurs first. When the final undelivered software element is services, the related revenue is recognized on a ratable basis over the remaining service period. When VSOE of a delivered element has not been established, but VSOE exists for the undelivered elements, the Company uses the residual method to recognize revenue when the fair value of all undelivered elements is determinable. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement consideration is allocated to the delivered elements and is recognized as revenue.

In addition to the general policies discussed above, the following are the specific revenue recognition policies for our revenue streams.

Server Based Gaming

Revenue from SBG terminals, access to our content and SBG platform, including electronic table gaming products is recognized in accordance with the criteria set forth in ASC 605 and is usually based upon a contracted percentage of the operator’s net winnings from the terminals’ daily use. Where this is not the case, revenue is based upon a fixed daily or weekly rental fee. We recognize revenue from these arrangements on a daily basis over the term of the arrangement, or when not specified over the expected customer relationship period. Performance obligations under these arrangements may include the delivery and installation of our SBG terminals for use over a term, as well as service obligations related to hardware repairs and server based content and maintenance.

We sometimes bill for SBG arrangements up front in order to help fund our working capital and development requirements, or at the request of a customer. Upfront fees on SBG arrangements are deferred and recognized on a straight-line basis over the term of the arrangement or when not specified over the expected customer relationship period. Hardware sales take the form of a transfer of ownership of our developed gaming terminals, and are recognized upon delivery as they have value to our customers on a stand-alone basis.

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Virtual Sports

Revenue from licensing of our gaming software is recognized in accordance with the criteria set forth in ASC 985-605. Virtual sports retail revenue, which includes the provision of virtual sports content and services to retail betting outlets, and virtual sports online and mobile revenue, which includes the provision of virtual sports content and services to mobile and online operators, is based upon a contracted percentage of the operator’s net winnings or a fixed rental fee. We recognize revenue for these fees on a daily or weekly basis over the term of the arrangement, these arrangements typically include a perpetual license billed up front, granted to the customer for access to our gaming platform and content. As we do not have VSOE for the undelivered elements in virtual sports arrangements, revenue from the licensing of perpetual licenses is recognized on a straight-line basis over the term of the arrangement, or when not specified, over the expected customer relationship period.

Revenue from the development of bespoke games licenced on a perpetual basis to mobile and online operators is recognized on delivery and acceptance by the customer. We have no ongoing service obligations subsequent to customer acceptance of our bespoke games.

RESULTS OF OPERATIONS

The results of operations have been organized in the following manner:

-	a discussion of the Company’s results of operations for the period ended September 24, 2016 compared to the same period in 2015; and
-	a discussion of the Company’s results of operations for the period ended September 26, 2015 compared to the same period in 2014.

The financial statement periods presented represent a 52 week period, which approximates a 12 month period. The balance sheet date of each fiscal period represents the Saturday closest to the 30th of September. Each 52 week fiscal year presented within these financial statements and footnotes are herein referred to as a “period”.

	For the period ended			Variance
	September 24,	September 26,	September 27,
	2016	2015	2014	2016 vs 2015		2015 vs 2014
	$ '000	$ '000	$ '000	$ '000%		$ '000%

Revenue:
Service	112,200	115,325	120,868	(3,125)	(3)%	(5,543)	(5)%
Hardware	7,573	12,248	25,930	(4,675)	(38)%	(13,682)	(53)%
Total revenue	119,773	127,573	146,798	(7,800)	(6)%	(19,225)	(13)%
Cost of sales, excluding depreciation and amortization:
Cost of service	(16,625)	(16,481)	(16,642)	(144)	1%	161	(1)%
Cost of hardware	(3,789)	(7,746)	(33,496)	3,957	(51)%	25,750	(77)%
Selling, general and administrative expenses	(65,632)	(65,229)	(66,940)	(403)	1%	1,711	(3)%
Depreciation and amortization	(35,010)	(39,386)	(42,468)	4,376	(11)%	3,082	(7)%
Net operating income(loss)	(1,283)	(1,269)	(12,748)	(14)	1%	11,479	(90)%
Other income (expense)
Interest income	287	646	474	(359)	(56)%	172	36%
Interest expense	(58,327)	(58,100)	(56,106)	(227)	0%	(1,994)	4%
Other finance income/(costs)	(247)	(153)	271	(94)	61%	(424)	(156)%
Income/(loss) from equity method investee	-	(340)	606			(946)	(156)%
Total other expense, net	(58,287)	(57,947)	(54,755)	(340)	1%	(3,192)	6%
Net loss from continuing operations before income taxes	(59,570)	(59,216)	(67,503)	(354)	1%	8,287	(12)%
Income tax expense	(307)	(631)	(308)	324	(51)%	(323)	105%
Net loss	(59,877)	(59,847)	(67,811)	(30)	0%	7,964	(12)%

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Period ended September 24, 2016 compared to September 26, 2015

Revenue

Revenue declined $7.8 million from $127.6 million to $119.8 million, including negative currency translation of $(8.8) million. Virtual Sports revenue increased $8.5 million excluding currency impacts driven by growth from both existing customers and new customers and increased activity on our remote gaming server (RGS), Virgo. This was in part offset by declines in SBG revenue of $13.9 million or $7.6 million excluding currency impacts. The main contributors of the underlying variance were the fall in hardware sales of $4.1 million and the exit of our final analogue contract, contributing $3.9 million of the variance.

Cost of sales, excluding depreciation and amortization

Cost of sales, excluding depreciation and amortization, which includes machine cost of sales, consumables and royalties and connectivity costs, decreased $3.8 million in the period from $24.2 million to $20.4 million, of which $1.5 million was attributable to currency translation effects. The majority of the remaining difference was due to the reduction in hardware sales.

Selling, general and administrative expenses

Selling, general, and administrative (“SG&A”) expenses are defined to contain staff costs (including outsourced costs), travel costs, professional fees, technology costs (including hosting fees, data centres etc.) and professional services. SG&A increased $0.4 million from $65.2 million to $65.6 million, with reductions due to currency of $4.8 million offsetting underlying increases of $5.2 million. The main reason for the increase was due to costs of $6.3 million of professional fees relating to the upcoming Hydra acquisition, recorded in the period. Cost items not adjusted for in the Adjusted EBITDA (non-GAAP benchmark) below increased $2.4 million in the period, excluding currency impacts, due to increased labor costs as a result of higher staff headcount and higher London facility costs.

Depreciation and amortization

Depreciation and amortization charge decreased by $4.4 million from $39.4 million to $35.0 million, of which $2.6 million was attributable to currency movements. The remaining variance reflects reduced depreciation from Italian assets as these assets reached residual value, as well as a goodwill impairment in the prior period of $1.0 million. These decreases were offset in part an impairment of social gaming assets in the period ending September 24, 2016, of $1.2 million.

Interest income

Interest income reduced by $0.4 million in the period to $0.3 million due to a fall in foreign exchange gains on currencies held.

Interest expense

Interest expense increased $0.2 million to $58.3 million. Currency impacts reduced the charge by $4.3 million, resulting in a constant currency increase of $4.5 million due to the compounding PIK balance (see Liquidity and Capital Resources section).

Other Finance Costs

Other finance costs increased reduced by $0.1 million in the period to $0.2 million.

Income Taxes

We recorded an income tax expense of $0.3 million for the period ending September 24, 2016 compared to $0.6 million for the period ending September 26, 2015. The effective tax rates for the periods were (0.5%) and (1%) respectively with reductions in UK and mainland Europe tax payable.

Period ended September 26, 2015 compared to September 27, 2014

Revenues

Revenue decreased by $19.2 million, from $146.8 million to $127.6 million, including currency translation impact of $8.6 million. The variance reflects a reduction in non-profit making hardware sales of $15.7 million (at constant currency) and reduction in UK SBG performance of $0.8 million as a result of machine gaming duty increases. This was offset by increases in UK SBG hardware sales of $1.8 million and Virtual Sports of $3.5 million, excluding currency impact, driven by strong growth of existing UK based customers and annualization of Italian customers.

16

Cost of sales, excluding depreciation and amortization

Cost of sales, excluding depreciation and amortization decreased by $25.9 million, from $50.1 million to $24.2 million, including a reduction due to currency impacts of $1.6 million. This reflects decreases in costs associated with machine sales in the UK of $27.1 million and $1.0 million associated with Italy. This was offset by increases in costs associated with additional hardware sales to Greece of $2.0 million, consumables associated with UK SBG terminals of $1.1 million and other increases of $0.8 million.

Selling, general and administrative expenses

SG&A expenses decreased by $1.7 million, from $66.9 million to $65.2 million, including a reduction due to exchange rate movements of $4.4 million. The increases in underlying spend include increases in a number of categories, representing increased development in key strategic areas. The key movements include an increase in staff costs of $2.3 million, pension cost effects of $0.7 million and items classed internally as exceptional costs (see Adjusted EBITDA benchmark below) of $1.1 million. This was offset in part by an increase in capitalized labor due to the change in composition of the labor force, with an increase in development resources.

Depreciation and amortization

Depreciation and amortization expense declined by $3.1 million, from $42.5 million to $39.4 million. This was driven predominantly by currency impacts of $2.7 million.

Interest income

Interest income increased by $0.2 million to $0.6 million reflecting increased cash balances as well as the impact of the prior period including $0.4 million of gains in relation to fair valuing of forward contracts – as detailed in note 13 of the audited consolidated financial statements.

Interest expense

Interest expense increased from $56.1 million to $58.1 million. Currency translation impacts reduced the charge by $3.9 million, leaving a constant currency increase of $5.9 million. This was attributable to both the increase in external funding as well as the compounding PIK note balances which contributed a $3.8 million and $4.7 million interest expense increase, respectively. Partially offsetting this is an increase in the amortisation of loan notes in the period to September 27, 2014 due to a write off of fees equal to $2.0 million relating to previous financing. The remaining difference is attributable to a change in forward contract fair values as well as retranslation of cash balances.

Other finance income/(costs)

This represents the difference between expected return on pension scheme assets and interest costs on pension scheme liabilities, being a net cost when interest costs are higher. In the period ending September 27, 2014 the net position was a gain of $0.3 million, versus a loss in the period ending September, 26 2015 of $0.2 million.

Income taxes

We recorded an income tax expense $0.6 million and $0.3 million for the periods ended September 26, 2015 and September 27, 2014, respectively. The effective tax rates for the periods ending September 26, 2015 and September 27, 2014 were (1%) and (0.5%) respectively. Within the UK, the Company has operating losses available which offset the majority of taxable income. The Company only pays income taxes in certain foreign tax jurisdictions where taxable income is present. UK taxes included in the income tax expense for the period ending September 26, 2015 were $0.2 million and $0.1 million for the period ending September 27, 2014. Foreign taxes, predominantly relating to mainland Europe, included in the income tax expense were $0.5 million and $0.2 million for the periods ended September 26, 2015 and September 27, 2014, respectively.

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BUSINESS SEGMENT RESULTS

Server Based Gaming

Our Server Based Gaming business segment designs, develops, markets and distributes a comprehensive portfolio of products and services through our fully digital network architecture. Our customers include UK licensed betting offices (“LBOs”), arcade and bingo operators and lotteries, in both the UK and continental Europe, as well as government affiliated and licensed operators.

Revenue is generated from SBG through both product sales and long-term participation agreements with our customers, which includes access to our server based gaming platform and selection of game titles, over a term usually of three to five years. Our participation contracts are typically structured to pay us a percentage of net win (defined as net revenue to our customer, after deducting player winnings and any relevant regulatory levies) from SBG terminals placed in our customers’ facilities, which include retail outlets, casinos and other gaming operations or SBG gaming software used to facilitate customer players through mobile or online devices. We recognize revenue from these arrangements on a daily basis over the term of the contract.

Revenue growth for our SBG business is primarily driven by the number of customers, the number of SBG machines in operation, the net win performance and the net win percentage that is contracted with our customers.

Server Based Gaming	For the period ended			Variance
	September 24,	September 26,	September 27,
	2016	2015	2014	2016 vs 2015		2015 vs 2014
	$ '000	$ '000	$ '000	$ '000	%	$ '000	%

Revenue:
Hardware	7,573	12,248	25,930	(4,675)	(38)%	(13,682)	(53)%
Service	78,912	88,139	95,325	(9,227)	(10)%	(7,186)	(8)%
Total revenue	86,485	100,387	121,255	(13,902)	(14)%	(20,868)	(17)%

Cost of sales, excluding depreciation and amortization:
Cost of hardware	(3,789)	(7,746)	(33,496)	3,957	(51)%	25,750	(77)%
Cost of service	(12,317)	(11,895)	(12,665)	(422)	4%	769	(6)%
Total cost of sales	(16,106)	(19,641)	(46,160)	3,536	(18)%	26,519	(57)%

Selling, general and administrative expenses	(19,128)	(22,017)	(24,001)	2,889	(13)%	1,984	(8)%

Depreciation and amortization	(26,678)	(33,415)	(34,584)	6,737	(20)%	1,169	(3)%

Net operating profit	$24,573	$25,314	$16,509	($741)	(3)%	$8,805	53%

Key Performance Indicators

	For the period ended			Variance
	September 24,	September 26,	September 27,	2016 vs 2015		2015 vs 2014
SBG	2016	2015	2014		%		%

End of period installed base (# of terminals)	26,497	26,374	25,612	123	0.5%	762	3.0%
Average installed base (# of terminals)	26,227	25,917	24,930	309	1.2%	988	4.0%
Customer Gross Win per unit per day (1)	£118.20	£111.74	£111.63	£6.46	5.8%	£0.10	0.1%
Customer Net Win per unit per day (1)	£85.77	£83.20	£83.98	£2.57	3.1%	£(0.78)	(0.9)%
Inspired Blended Participation Rate	6.4%	6.7%	6.9%	(0.3)%		(0.2)%

(1) Includes all SBG terminals in which the company takes a participation revenue share across all territories

•	SBG End of Period Installed Base is equal to the number of deployed SBG terminals at the end of each period which have been placed on a participation basis. SBG participation revenue, which comprises the majority of SBG Service revenue, is directly related to the machine installed base. This is the medium by which customers generate turnover and distribute a revenue share to the Company. To the extent that all other KPIs remain constant, the larger the installed base is, the higher the Company’s revenue will be for that period. Management gives careful consideration to this KPI in terms of driving growth across the segment. The US GAAP revenues are derived from the performance of the installed base as described by the Gross and Net Win key performance indicators. If the closing terminal base is materially different to the average installed base this will give an indication of future performance. This metric is particularly useful for new customers or markets to indicate the progress being made with respect to entering new territories or jurisdictions.

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•	SBG Average Installed Base is the average installed base of terminals during the period. Therefore, it is more closely aligned to the revenue in the period. This metric is particularly useful for existing customers or markets to provide comparisons of historical size and performance.

•	Customer Gross Win per unit per day is a key performance indicator used by our internal decision makers to (i) assess impact on the Company’s revenue (ii) determine changes in the strength of the overall market and (iii) evaluate the impacts of regulatory change and our new content releases on our customers. Customer gross win per unit per day is the total cash generated in all SBG terminals in which the Company takes a participation revenue share across all territories in the period, being the difference between the amounts staked less winnings to players divided by the average installed base of SBG terminals in the period which is divided by the number of days in the period. SBG revenue share income accrued in the period is derived from Customer Gross Win accrued in the period after deducting gaming taxes (defined as a regulatory levy paid by the Customer to government bodies) and applying the Company’s revenue share percentage. Our internal decision makers believe Customer Gross Win is a meaningful measure because it represents a transparent view of customer operating performance that is unaffected by our revenue share percentage and allows management to (1) readily view operating trends, (2) perform analytical comparisons and benchmarking between customers and (3) identify strategies to improve operating performance in the different markets in which we operate.

•	Customer Net Win per unit per day is Customer Gross Win per unit per but after the deduction of gaming taxes. Overall SBG revenue from terminals placed on a participation basis can therefore be described as the product of the average installed base, the customer net win per unit per day, the number of days in the period, and blended participation rate, reflecting the average across multiple jurisdictions, customers, and contracts.

•	The Inspired blended participation rate is the weighted average revenue share percentage across all terminals on the estate where revenue is earned on a participation basis.

Key events that impacted results for the period ended September 24, 2016

Our UK SBG terminals in Licenced Betting Offices (“LBOs”) generated gross win (defined as stake less amounts returned to player, before gaming tax deductions) growth of 6% year on year against a backdrop of increased gaming taxes for approximately half of the period, reducing net win growth to 3%. Average volumes across our total UK estate grew 3% over the period.

Our Italian SBG terminal business experienced growth in gross win of 7%, due to the release of new titles, including Diamond Goddess and Regina delle Nevi (“Snow Queen”). In Italy, we also completed contract extensions with Lottomatica and Sisal.

In Latin America we introduced new cabinet designs for the Casino, Arcade and newly regulated Ruta markets.

In Greece, whilst we were disappointed that we weren’t able to launch our SBG terminals in the period, we were informed of positive regulatory developments post period-end which we expect to give us the ability to launch in 2017.

Key events that impacted results for the fiscal period ended September 26, 2015

For our SBG customers, we continued to focus on growing our market share and expanding machine deployments in markets that require minimal capital expenditure. In April of 2015, the UK Code of Conduct was implemented, which required significant changes throughout the UK gaming market, resulting in the changes to player's experience and increasing player protection. This required significant modification of our existing platform and gaming applications which were successfully implemented. In addition, in the UK we completed the finalisation of the upgrade of the SBG Terminal estate to our new “Eclipse” terminal – bringing the total build and installed base to over 16,000 in less than two years.

19

We also completed a contract to deploy 3,960 SBG terminals in Greece, of which approximately one quarter were delivered during the period. These are ready to deploy but have yet to go live due to regulatory delays in Greece, with rollout now expected in 2017. These terminals will earn revenue on a participation basis.

On December 23, 2014, we acquired 50% of Merkur Inspired Ltd, now renamed Inspired Gaming (Italy) Ltd, a joint venture with Merkur Gaming GmbH in which we previously owned 50%. The acquisition of this interest, for consideration of £1, gives us 100% of the equity.

In the period, the acquisition of Inspired Gaming (Italy) Ltd generated additional revenue for the company of $1.7 million, with extra SG&A costs of $1.7 million for the 9 months ending September 26, 2015. The acquisition gave us the ability to take control of the existing customer contracts, control all future customer negotiations and implement cost reductions. At the same time as the equity acquisition we also purchased over 3,000 SBG terminals from Merkur Gaming for continued supply to the Italian SBG market.

Key events that impacted results for the fiscal period ended September 27, 2014

The Company successfully executed a five-year contract extension with a major UK customer for supply of SBG terminals to its estate, with 75% of the terminal contract extended for five years and 25% for between three and five years. At the period-end over 11,300 Eclipse terminals had been installed across the UK estate retail venues. New Italian SBG contracts were signed with HBG and Cogetech, to deploy a combined total of 1,150 machines. We continued deployment of SBG terminals in Colombia with average volumes increasing over 60% year on year.

Period ended September 24, 2016 compared to September 26, 2015

Revenue

Total SBG revenue declined by $13.9 million from $100.4 million to $86.4 million, including negative currency translation of ($6.3 million). Underlying hardware revenue reduced $4.7 million due to high levels in the prior year. SBG service revenue declined $9.2 million, of which $5.8 million was driven by currency differences. On an underlying basis the reduction was caused by the exit of our final analogue contract in the UK which resulted in a reduction of $3.9 million.

Average Installed Base increased 1.2% to 26,227 as reductions in Italy were offset by increased volume in the UK. Customer Gross win per unit per day increased 5.5% year on year driven by an increase in the UK gross win per unit per day of 4% to £136 and Italian gross win per unit per day of 7% rising to €85. Due to increases in the gaming levies, including in the UK where machine game duty increased from 20% to 25% in March of 2015, Customer Net Win per unit per day increased by only 3%. Our blended participation rate decreased from 6.7% to 6.4% as a higher proportion of terminals are located in the UK, where rates are typically lower but Customer Net Win is higher.

Segment Operating Profit

SBG operating profit decreased by $0.7 million from $25.3 million to $24.6 million, including $1.8 million from currency changes. Reductions in revenue of $13.9 million were partly offset by reductions in the cost of sales (excluding depreciation and amortisation) due to reduced hardware revenue, and a decline in depreciation and amortization expense of $6.7 million. Depreciation decreased due to currency impacts of $2.0 million and UK Casino and Bingo and Italian assets having reached their residual values. SG&A expenses decreased by $2.9 million, of which $1.4 million is due to currency movements. On an underlying basis there were savings in UK operations due to lower headcount and logistics costs.

Period ended September 26, 2015 compared to September 27, 2014

Revenue

SBG revenue declined by $20.9 million from $121.3 million to $100.4 million, including negative currency translation of ($6.8 million). The variance reflects a reduction in non-profit making hardware sales of $15.7 million (at constant currency) and reduction in UK SBG performance of $0.8 million, primarily as a result of machine gaming duty increases that took place in March of 2015, reflected in the decline in Net Win per unit per day in the UK of 0.8% from £102 to £101. This was offset by increases in UK SBG hardware sales of $1.8 million. Our blended participation rate decreased from 6.9% to 6.7% due to the proportion of machines in the UK increasing from 73% to 76% of total machines.

20

During the period SBG average installed base grew 4% to 25,900 end points mostly through organic growth of the existing customer base. Gross Win per unit per day remained in line versus the previous period at £112 driven by strong growth in the UK market. This was offset by weaker Italy trading as gross win per unit per day decreased from £37 to £30 due to challenging competitive environment and a slow certification process leading to fewer new game launches.

Segment Operating Profit

SBG operating profit increased by $8.8 million from $16.5 million to $25.3 million primarily from a decrease in cost of hardware cost of sales of $25.8 million. In FY 2014, the Company sold SBG machines to a customer in the UK at below cost to secure a long term contract. SG&A decreased by $2.0 million, of which $1.5 million was due to currency translation. The remaining $0.5 million decrease was made up of a reduction in service operation costs in the UK, offsetting increases in Italy as a result of the joint venture acquisition. Depreciation and Amortization also decreased by $1.2 million driven by a negative currency translation.

Virtual Sports

Our Virtual Sports sales include gaming software and content to virtual sports retail and digital operators.

We generate Virtual Sports revenues from our mobile and virtual customers from software sales and services. Revenue growth for our digital business is driven by the number of customers, end points and the net win attributable to our products.

Our Virtual Sports segment is comprised primarily of software licensing related to our Virtual Sports product, which is a complex software and networking package that provides fixed odds wagering in the form of an ultra-high definition computer rendering of a sporting event, such as soccer or boxing. This creates a form of simulated sports betting, in both a streaming and on-demand environment, overcoming the relative infrequency of live sporting events. Our customers pay us for the use of this software through either a fixed license fee per period or on a participation basis based on the volume of wagers and net win.

Our customers for Virtual Sports include UK LBOs, casinos, online operators and other gaming and lottery operators in the UK, continental Europe and North America. Virtual Sports can be adapted to function in a sports betting, lottery, or gaming environment and is therefore available to a wide range of customers in both public and private implementations.

Virtual Sports	For the period ended			Variance
	September 24,	September 26,	September 27,
	2016	2015	2014	2016 vs 2015		2015 vs 2014
	$ '000	$ '000	$ '000	$ '000	%	$ '000	%

Service Revenue	33,288	27,186	25,543	6,102	22%	1,643	6%

Cost of Service	(4,308)	(4,586)	(3,977)	278	(6)%	(609)	15%

Selling, general and administrative expenses	(7,050)	(6,691)	(4,620)	(359)	5%	(2,071)	45%

Depreciation and amortization	(6,402)	(3,952)	(2,844)	(2,450)	62%	(1,108)	39%

Net operating profit	$15,528	$11,957	$14,102	$3,571	30%	$(2,145)	(15)%

21

Key Performance Indicators

	For the period ended			Variance
	September 24,	September 26,	September 27,	2016 vs 2015		2015 vs 2014
Virtuals	2016	2015	2014		%		%

Live Customers #	72	64	54	8	12.5%	10	18.5%
Total Revenue (£'000)	£23,043	£17,532	£15,430	£5,511	31.4%	£2,102	13.6%
Revenue Per Customer (£'000)	£320	£274	£286	£46	16.8%	£(12)	(4.1)%

Virtual Sports Live Customers represents the number of customers in the period from which there is Virtual Sports revenue within the period (either licence or recurring).

Virtual Sports Revenue per Customer represents the total US GAAP revenue for the Virtual Sports segment in the period, divided by the Virtual Sports Live Customers.

Key events that impacted results for the fiscal period ended September 24, 2016

In our Virtual Sports business, we signed new virtual sports contracts with customers including Greentube, SNAI and Novomatic in Italy, Decart in Bulgaria and OPAP in Greece, as well as launching new implementations including Betfair, the Bookmakers Technology Consortium in UK and ATG in Sweden. We also launched a new soccer title, Rush Football 2, which features lifelike ultra HD graphics and over 30 betting markets, Rush Football Live and Rush Golf Live, which feature on demand and in play options, and Virtuals Connect, a fully-managed turnkey solution. We expanded our geographical reach as well, signing our first contracts for Virtual Sports in the US, with William Hill, Resorts World Digital and Golden Nugget. For our mobile RGS, we signed new contracts with a number of customers as well as adding new RGS integrations into customers including Bet365 and Betfred, as well as new game titles to our portfolio.

Key events that impacted results for the fiscal period ended September 26, 2015

Related to our Virtual Sports business, we launched a new mobile RGS product, Virgo, and contracted with four tier one operators, three of which were operational prior to the end of the period. We achieved 15% growth year-over-year in recurring revenues in our virtual sports business (excluding licences), with increases in all sales territories, and eight new revenue generating contracts.

Key events that impacted results for the fiscal period ended September 27, 2014

In the virtual sports business, ten new customers went live in Italy, generating in excess of €1.0 billion annually in customer wagers across 7,000 venues. Our contract with our largest Virtual Sports customer, SNAI was extended for five years. In addition, we launched a second sports channel with William Hill and successfully extended our contract with Coral to include a second channel and expansion to Mobile.

In our Mobile business we signed three new major contracts with Betfred, Coral and William Hill. In addition, we successfully executed an omni-channel launch of two games across three channels with William Hill.

Period ended September 24, 2016 compared to September 26, 2015

Revenue

Virtual sports revenue increased by $6.1 million from $27.2 million to $33.3 million, despite a negative currency impact of ($2.4 million). This was primarily due to annualization of customers that launched mid-way through the prior year as well as growth in the existing customer base, as a result of closer account management and additional streams across key clients. We also went live with several new accounts globally, including in the UK and Sweden.

Segment Operating Profit

Virtual Sports operating profit increased by $3.6 million from $12.0 million to $15.5 million, despite a negative currency impact of $1.1 million. Increased revenues were partially offset by an increase in depreciation and amortization of $2.9 million, excluding currency impact. This was the result of increased amortization of software development from new game releases (including Rush football) as well as an impairment of a social gaming asset of $1.2 million. SG&A expense increased $0.2 million, including a benefit due to currency movements of $0.5 million. On an underlying basis, there was an increase in costs not adjusted in the Adjusted EBITDA table below of $2.0 million, reflecting increased labor costs in sales, product development and operations. This was in part offset by a reduction in a deferred consideration creditor relating to social gaming of $1.4 million.

22

Period ended September 26, 2015 compared to September 27, 2014

Revenue

The Virtual Sports segment grew revenues by $1.6 million from $25.5 million to $27.2 million despite negative currency translation of ($1.8 million). On a constant currency basis, the underlying growth during FY 2015 was $3.5 million. This was attributable to growth in the existing customer base and 10 new customer launches including key customers in Italy. Due to this growth in number of customers, the annual average revenue per customer fell slightly by 4%.

Segment Operating Profit

Virtual Sports operating profit decreased by $2.1 million from $14.1 million to $12.0 million due to an increase in SG&A and depreciation and amortization. SG&A expenses grew by $2.1 million which consisted of increased headcount across sales, product development and operations to support growth initiatives as well as additional expenses in relation to the launch of mobile RGS. Mobile RGS expenses included personnel, computer and hosting charges, and non-capitalized development costs. Depreciation and amortization expense increased $1.1 million as a result of amortization of software development from new game releases and mobile RGS development.

Non-GAAP Financial Metrics

The Company uses certain non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, to enable us to analyze its performance and financial condition. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are the most relevant measures of performance. We believe that these measures are commonly used in the industry to measure performance. We believe these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. You should read this discussion and analysis of the Company’s financial condition and results of operations together with the consolidated financial statements of the Company and the related notes thereto also included within

EBITDA is defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense, and other supplemental adjustments. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. The Company believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss as it does not take into account certain requirements such as it excludes non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities. The Company's use of Adjusted EBITDA may not be comparable to other companies within the industry. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating its business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax benefit (expense), are reviewed separately by management.

Reconciliations from Net Loss per the Consolidated Statement of Operations and Comprehensive Loss to Adjusted EBITDA for the 52 week periods are shown below.

23

	For the period ended
	September 24, 2016	September 26, 2015	September 27, 2014
	$ '000	$ '000	$ '000

Net loss	(59,877)	(59,847)	(67,811)

Items Relating to Legacy Activities:
Profit attributable to other discontinued analogue activities	(69)	(3,374)	(3,622)
Costs relating to other former operations	43	243	142
Pension charges	865	1,222	414
Recognition of asset related obligations	-	(88)	(70)

Items to be considered to be Exceptional in nature:
Costs of group restructure	799	3,363	-
Italian tax related costs	964	1,025	-
Refinancing costs	-	-	3,880
Deferred consideration write back	(1,351)	-	-
PRS legal disute	368	-	-
Transaction fees	6,282	-	-

Depreciation and amortization	35,010	39,386	42,468
Net interest expense	58,287	57,608	55,361
Income tax	307	631	308
Adjusted EBITDA	41,629	40,169	31,070

Adjusted EBITDA £'000	28,816	25,904	18,769

As a result of nil margin hardware sales (which may also be loss making when considered in isolation) distorting revenue, and therefore growth, ‘Revenue excluding nil margin sales’ is considered internally. A reconciliation of this is shown below for the periods under review.

	For the period ended
	September 24,	September 26,	September 27,
$'000	2016	2015	2014

Net revenues per Financial Statements	119,773	127,573	146,798
Less Nil Margin Sales	37	(2,224)	(17,610)
Less Analogue Revenues	(69)	(3,995)	(5,757)
Revenue Excl. Nil Margin and Analogue	119,741	121,354	123,431

Revenue Excl. Nil Margin and Analogue £'000	82,887	78,259	74,563

24

RECENTLY ISSUED ACCOUNTING GUIDANCE

For a description of recently issued accounting pronouncements, see Note 1 of the financial statements (Nature of Operations and Summary of Significant Accounting Policies).

LIQUIDITY AND CAPITAL RESOURCES

Cash Flow Summary - A Three Year Comparative
	For the period ended			Variance
(U.S. Dollars, '000)	September 24,	September 26,	September 27,
	2016	2015	2014	2016 to 2015	2015 to 2014
Net loss excluding loss on Leisure disposal	(59,877)	(59,847)	(67,812)	(30)	7,965
Non-cash interest expense	40,540	41,911	34,977	(1,371)	6,934
Other net cash provided by operating activities	37,984	43,187	54,087	(5,203)	(10,900)
Net cash provided by/(used in) operating activities	18,647	25,251	21,252	(6,604)	3,999

Net cash used in investing activites	(31,902)	(39,203)	(53,306)	7,301	14,103
Net cash provided by (used in) financing activities	11,050	(123)	34,253	11,173	(34,376)
Effect of exchange rates on cash	(369)	(1,117)	(147)	748	(970)
Net (decrease) increase in cash and cash equivalents	(2,574)	(15,192)	2,052	12,618	(17,244)

Period ended September 24, 2016 compared to September 26, 2015

Net cash from operating activities

Cash flow from operating activities decreased by $6.6 million during the period. Net loss excluding the non-cash interest expense remained flat year on year. Other net cash provided by operating activities decreased $5.2 million, primarily driven by a reduction in the level of deferred revenue creditors.

Net cash from investing activities

Net cash used in investing activities decreased by $7.3 million during the period to $31.9 million. The decreased spending was primarily attributable to lower spend on property, plant and equipment purchases compared to the higher spend in the prior period which included expansionary expenditure on machines for roll out into the Greece market and the purchase of Italian slant top machines in association with the acquisition of the remaining 50% of Merkur Inspired Ltd.

Net cash from financing activities

The period ended September 24, 2016 included a short term draw of $11.2 million on the revolver facility with $0.1 million of cash used in the payment of finance leases. The period ended September 26, 2015 also saw $0.1 million of cash used in the payment of finance leases.

Period ended September 26, 2015 compared to September 27, 2014

Net cash from operating activities

Cash flow from operating activities increased by $4.0 million during the period. Net loss excluding the non-cash interest expense decreased $14.9 million, as detailed in Results of Operations for the same period. Other net cash provided by operating activities decreased $10.9 million, primarily driven by higher production activity levels and timing of sales invoices.

Net cash from investing activities

Net cash used in investing activities decreased by $14.1 million during the period to $39.2 million. The decreased spending was primarily attributable to lower spend on property, plant and equipment purchases compared to the high balance the prior period (see below). The period ended September 26, 2015 included expansionary expenditure on machines for roll out into the Greece market and the purchase of Italian slant top machines in association with the acquisition of the remaining 50% of Merkur Inspired Ltd. This period also saw the final part of the UK SBG estate upgrade with new Eclipse machines. This was partially offset by cash acquired from the purchase of the former Italian joint venture, which gave a cash inflow of $1.0 million.

25

Net cash from financing activities

There was $0.1 million of cash used in the payment of finance leases in the period ended September 26, 2015. Cash flow from the proceeds of the issuance of long term debt contributed $34.3 million net of cash during the period ended September 27, 2014. Refer to Note 12 in the Financial Statements for further information.

Funding Needs and Sources

We have historically relied on a combination of cash flows provided by operations and the incurrence of additional debt and/or the refinancing of existing debt to fund the Company’s obligations. As of September 24, 2016, we had liquidity of $1.5 million in cash and cash equivalents, compared to $4.1 million in the prior period. We had a working capital deficit of $14.1 million as of September 24, 2016 compared to a working capital deficit of $2.0 million as of September 26, 2015, with the main difference being a draw on the revolver in 2016 of $10.1 million. The level of working capital surplus or deficit operated varies with the level of machine production and capitalization. In periods where significant levels of machines are being manufactured, the levels of inventory and creditors are higher than average and there is a natural timing difference between converting the stock into sellable or capitalized plant and settling payment to the suppliers. This and movements in trading activity levels can result in significant working capital volatility. In periods of lower activity, such as in the period ended September 24, 2016 the working capital elements return to a more normalized level. Working capital is reviewed and managed to an extent to ensure that the current liabilities are covered by the level of cash held and the expected level of short term receipts.

Long term and Other Debt

Debt consists of senior bank debt and loan notes payable to the owners of Ordinary A shares (referred to as Payment in Kind (“PIK”) Loan Notes).

During 2014, we re-financed the existing senior bank facility of $86.7 million with a new senior bank facility of $121.2 million. During 2014, unamortized senior bank debt issuances fees of $2.0 million, were written off. The new senior bank facility has a cash interest rate on outstanding borrowings for this line of credit being the Bank of England’s bank’s base rate plus the base rate margin or LIBOR rate plus the bank’s LIBOR rate margin. The loan agreement includes a PIK interest rate on the outstanding borrowings that can be paid for or added to the outstanding debt. Capitalized debt issuance fees of $5.4 million were realized in 2014 with the issuance of new debt. Note, due to foreign currency translation, these figures are then revised at each Balance Sheet date.

The senior bank debt also included a revolving facility commitment for $28.5 million. The revolver facility has an interest rate on unutilized borrowings of 2%. The line of credit is scheduled to mature on September 30, 2017, although agreement has been reached to extend this by two years on successful acquisition. As a September 24, 2016, an amount of $11.2 million had been drawn as a revolver. No revolver had been drawn on the prior period ends. In addition to the revolver drawn, an amount of the facility had been utilized for the Duty Deferment guarantee and the Company credit card scheme. The amounts utilized at September 24, 2016, September 26, 2015 and September 27, 2014 amounted to $0.4 million, $0.5million and $0.7 million respectively.

We also have 13.5% PIK loan notes payable to a syndicate of investors where interest of 13.5% is added to the loan amount and has a maturity of July 6, 2018. The total PIK loan balance at September 24, 2016, September 26, 2015 and September 27, 2014 amounted to $298.2 million, $307.4 million and $289.7 million respectively. The balance at September 24, 2016 decreasing purely due to exchange rate movements.

Debt Covenants

The DMWSL 633 Ltd Group is subject to covenant testing at quarterly intervals. The covenant testing is set at the DMWSL 631 Ltd group level and comprises tests on Leverage (Net Debt/EBITDA), Interest Cover (EBITDA/Interest Costs) and Super Senior Leverage (Net Debt + Revolver/EBITDA). These are measured under UK GAAP.

All trading in the DMWSL 633 Group is included within the DMWSL 631 Ltd Group, the only difference between the two groups relating to a small level (approx. $0.3 million per annum) of overhead and director costs.

The financial results of the DMWSL 631 Ltd Group need to pass the covenant levels set at each quarter end to avoid being in a covenant breach. Besides the quarterly tests, there is also an annual requirement that no more than £3 million can be spent on non-machine additions excluding labor capitalization.

26

In the period ended September 27, 2014 the DMWSL 631 Ltd group refinanced its debt. As part of the refinancing, the covenant testing was reviewed and amended to the tests as defined above. Prior to the refinancing, the covenant testing was similar to current testing although with different ratios required for passes.

There have been no breaches of debt covenants in the periods ending September 24, 2016, September 26, 2015 and September 27, 2014.

Contractual obligations

As of September 24, 2016, the Company's contractual obligations were as follows:

					More
Contractual Obligations	Total	Less than 1 Year	1-3 years	3-5 years	than 5 years
Operating Activities
Operating lease obligations	3,923	1,135	2,031	707	50
Interest on long-term debt	13,479	10,658	2,821	0	0

Financing activities
Senior bank debt – principal repayment	94,315	0	94,315	0	0
Senior bank debt – compounded PIK debt interest	18,395	0	18,395	0	0
Finance lease payments	375	210	162	3	0
Interest on non-utilisation fees	449	335	114	0	0
PIK loan notes - principal repayment	135,499	0	135,499	0	0
PIK loan notes – compound PIK interest	238,814	0	238,814	0	0

Off-Balance Sheet Arrangements

As of September 24, 2016, there were no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of common stock of the Company upon consummation of the Business Combination on December 23, 2016 by:

•	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

•	zeach of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, rights and warrants that are currently exercisable or exercisable within 60 days.

Beneficial ownership of common stock of the Company is based on 20,199,391 shares of common stock of the Company issued and outstanding upon consummation of the Business Combination, reflecting the redemption of 1,860,681 shares of the Company’s common stock pursuant to the Business Combination and the issuance of 11,801,369 shares of the Company’s common stock to the Seller as the Stock Consideration of the Completion Payment.

27

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Company Common Stock beneficially owned by them.

As of December 23, 2016
Name of Beneficial Owners	Address	Amount of Shares of Common Stock		Percent of Class %
5% or Greater Stockholders
Landgame S.a.r.l.	(7)	10,048,344		49.7
MIHI LLC	(8)	4,023,750	(1)	19.0	(1)
Hydra Industries Sponsor LLC	(6)	4,410,923	(2)	18.3	(2)
HG Vora Special Opportunities Master Fund, Ltd.	(9)	2,850,000	(3)	13.8	(3)

Directors and Executive Officers
A. Lorne Weil	(6)	4,410,923	(2)	18.3	(2)
Luke L. Alvarez	(6)	-	(4)	-	(4)
David G. Wilson	(6)	-	(5)	-	(5)
Stephen R. Rogers	(6)	-	(5)	-	(5)
Daniel B. Silvers	(6)	-	(5)	-	(5)
Nicholas Hagen	(6)	-	(5)	-	(5)
Ira H. Raphaelson	(6)	-	(5)	-	(5)
Philip M. Russmeyer	(6)	-	(5)	-	(5)
John M. Vandemore	(6)	-	(5)	-	(5)
Roger D. Withers	(6)	-	(5)	-	(5)
All directors and executive officers as a group (10 persons)		4,410,923 (2)	(5)	18.3 (2)	(5)

(1)	Includes 1,000,000 shares underlying 2,000,000 warrants that become exercisable on January 22, 2017.

(2)	Includes 3,934,615 shares underlying 7,869,230 warrants that become exercisable on January 22, 2017.

(3)	Includes 400,000 shares underlying 800,000 warrants that become exercisable on January 22, 2017.

(4)	Does not include 150,720 shares of Common Stock purchased by Mr. Alvarez on December 29, 2016 in connection with his transaction bonus arrangement. Does not include 940,583 shares of restricted stock granted to Mr. Alvarez pursuant to the Incentive Plan subsequent to December 23, 2016.

(5)	Does not include grants of RSUs or restricted stock pursuant to the Incentive Plan subsequent to December 23, 2016.

(6)	Business address: 250 West 57th Street, Suite 2223, New York, NY 10107.

(7)	1, rue Hildegard von Bingen, L-1282 Luxembourg

(8)	c/o Macquarie Capital (USA) Inc., 125 West 55th Street, L-22, New York, NY 10019-5396

(9)	c/o HG Vora Capital Management, LLC, 330 Madison Avenue, 23rd Floor, New York, NY 10017.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the consummation of the Business Combination is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 149, in the section entitled “Director Election Proposal” beginning on page 92 and in the other sections of the Proxy Statement cross-referenced therein, all of which information is incorporated herein by reference.

We expect to conduct our next annual meeting of stockholders during the second calendar quarter of 2017 and thereafter conduct our annual meetings during the second calendar quarter of each subsequent year. Pursuant to the Second A&R Charter, the board of directors was reconstituted and comprised of seven members, without classification. Biographical information for the members of our board is set forth in the following sections of the Proxy Statement beginning on the following pages, all of which information is incorporated herein by reference:

Director	Section of the Proxy Statement	Proxy Page
A. Lorne Weil	“Director Election Proposal”	92

Luke L. Alvarez	“Director Election Proposal”	92

Nicholas Hagen	“Director Election Proposal”	93

Ira H. Raphaelson	“Director Election Proposal”	93

Philip M. Russmeyer	“Director Election Proposal”	93

John M. Vandemore	“Director Election Proposal”	93

Roger D. Withers	“Director Election Proposal”	93

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Upon the Closing, Mr. Weil serves as Chairman of the Board, Messrs. Vandemore, Hagen and Raphaelson comprise the Audit Committee of the board of directors, Messrs. Withers, Raphaelson and Vandemore were appointed by the board of directors to serve on the Compensation Committee of the board of directors and Messrs. Raphaelson, Hagen and Withers serve on the Corporate Governance, Nominating and Compliance Committee of the board of directors. Information with respect to the Company’s Audit Committee, Compensation Committee and Corporate Governance, Nominating and Compliance Committee is set forth in the Proxy Statement in the section entitled “Information about Hydra Industries—Management” beginning on page 109, which is incorporated herein by reference.

Effective as of the Closing, Luke L. Alvarez serves as the Company’s Chief Executive Officer, David G. Wilson serves as the Company’s Chief Operating Officer, Steven R. Rogers serves as the Company’s Senior Vice President, Digital Games and Daniel Silvers serves as the Company’s Chief Strategy Officer. Biographical information for Mr. Alvarez is set forth in the Proxy Statement in the section entitled “Director Election Proposal” on page 92, which is incorporated herein by reference.

David G. Wilson, our Chief Operating Officer (“COO”) has been with the Inspired Gaming Group since April 2004, first acting as an independent business restructuring consultant and then serving as COO - Leisure Link from June 2005 to August 2008, as COO/CFO – Inspired Gaming from September 2008 to September 2014 (including responsibility for the SBG business unit) and more recently as COO – Inspired Gaming focused on all aspects of operations and delivery. Prior to joining Inspired, Mr. Wilson held the position of Strategy and Business Development Director at Pink Roccade UK – an IT applications and infrastructure services company for approximately 2 years after having spent nearly 20 years at Nortel Networks serving in various vice president and managing director business unit and senior operations roles in Europe and in voice and data network product management roles in North America. Mr. Wilson started his career at Nortel in treasury, finance and accounting. He holds a Bachelor of Commerce degree from McMaster University and an MBA from the University of Toronto.

Steven R. Rogers is the Chief Commercial Officer of Inspired's Digital Games Division and is responsible for divisional P&L and product strategy of the Virtual Sports product area. Mr. Rogers joined Inspired in 2006 while he was the Chief Operating Officer of Red Vision, a CGi company based in Manchester, UK which specialized in animation for the television and film industries and was acquired by Inspired in 2006. Mr. Rogers is a Chartered Management Accountant who completed his accountancy qualifications while being employed as Management Accountant and Finance Director from 1998-2002 at Red Vision.

Daniel Silvers is our Chief Strategy Officer. He is also the founder and managing member of Matthews Lane Capital Partners LLC. He also currently serves on the boards of directors of Forestar Group Inc., PICO Holdings, Inc., where he serves as Lead Independent Director, and India Hospitality Corp. He has previously served on the boards of directors of International Game Technology, Universal Health Services, Inc. and bwin.party digital entertainment plc, as well as serving as President of Western Liberty Bancorp, an acquisition-oriented company which bought and recapitalized Service1st Bank of Nevada, a community bank in Las Vegas, Nevada. In 2015, Mr. Silvers was featured in the National Association of Corporate Directors' “A New Generation of Board Leadership: Directors Under Age 40” list of emerging corporate directors. Prior to founding Matthews Lane, Mr. Silvers was the President of SpringOwl Asset Management LLC, having joined a predecessor entity in 2009. Previously, Mr. Silvers was a Vice President at Fortress Investment Group, a leading global alternative asset manager, where he worked from 2005 to 2009. Prior to joining Fortress, he was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns and Co. Inc., where he worked from 1999 to 2005. Mr. Silvers holds a B.S. in Economics and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

In connection with the Closing, Stephen J. Dannhauser, Jonathan S. Miller, Kenneth Shea and M. Brent Stevens resigned from their positions as directors of the Company.

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Executive Compensation

The compensation of the Company’s executive officers before the Business Compensation is described in the Proxy Statement in the section entitled “Information About Hydra Industries – Executive Compensation” beginning on page 112, which is incorporated herein by reference. The compensation of the Inspired Gaming Group’s named executive officers before the Business Combination is described in the Proxy Statement in the section entitled “Executive and Director Compensation of Target” beginning on page 127, which is incorporated herein by reference. Messrs. Wilson and Rogers have continuing employment arrangements with the Company. The disclosure regarding Mr. Silvers’ employment agreement included in Item 1.01 above is hereby incorporated by reference into this Item 2.01. Executive Compensation for Messrs. Weil and Alvarez has yet to be determined.

On December 22, 2016, the stockholders of the Company approved the Inspired Entertainment 2016 Long-Term Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan set forth in the section of the Proxy Statement entitled “Incentive Plan Proposal” beginning on page 95 is incorporated herein by reference. A copy of the full text of the Incentive Plan is set forth as Annex C to the Proxy Statement and is incorporated herein by reference.

Effective as of December 29, 2016, Mr. Alvarez received a grant of 940,583 shares of restricted stock pursuant to the Incentive Plan.

On December 22, 2016, the Compensation Committee and the full board of directors of the Company approved the Inspired Entertainment, Inc. Second Long-Term Incentive Plan (the “Second Plan”). The terms of the Second Plan are substantially similar to those of the Incentive Plan. The Second Plan was adopted principally in order to provide a mechanism through which certain management bonuses due in cash to certain members of management of Inspired Gaming Group upon consummation of the Business Combination could be paid partially in stock in order to preserve liquidity in the Company. Under such arrangement, certain members of management entitled to such cash bonuses agreed to accept 50% of the bonuses due in cash at closing and 50% in Restricted Stock Units under the Second Plan, subject to the approval of the Second Plan by the Company’s stockholders. The maximum number of Restricted Stock Units that can be granted under the Second Plan is 200,000.

Director Compensation

The board has not yet made a determination regarding compensation to be paid to the Company’s directors subsequent to the Business Combination. On December 24, 2016, the Board approved grants to the directors pursuant to the Incentive Plan.

Certain Relationships and Related Party Transactions

A description of certain relationships and related party transactions is included in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 169, which is incorporated herein by reference.

“Item 1.01 Entry Into a Material Agreement – Indemnification Agreements” of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Business Combination, the Hydra Sponsor and the Macquarie Sponsor each agreed to have amounts that would become owing them at closing pursuant to promissory notes issued by the Company converted into warrants of the Company at a price of $0.50 per warrant. The Hydra Sponsor received 1,079,230 Warrants for forgiveness of loans in the aggregate amount of $539,615.20. The Macquarie Sponsor received 500,000 Warrants for forgiveness of loans in the aggregate amount of $250,000. This arrangement with the Sponsors was ratified by the complete board of directors with Mr. Weil abstaining.

Independence of Directors

The Company’s board of directors has determined that Messrs. Hagen, Raphaelson, Withers and Vandemore are independent within the meaning of Nasdaq Rule 5605(a)(2) and, to the extent applicable, that they qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority, except: A claim from the Performing Rights Society is ongoing and relates to the alleged infringement of copyrighted material of the Performing Rights Society’s members in certain games on Fixed Odds Betting Terminals in UK Licensed Betting Offices. The Company and the other defendants (who have formed a litigation club) filed a defense to the claim raised by the Performing Rights Society on December 22, 2015. The parties have mutually agreed to begin a process of mediation in September 2016. The Company has made a provision in the period ending July 2, 2016 of $0.3 million, which management believes to be adequate to cover the total net exposure to the Company, including professional fees.

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Properties

The Company occupies approximately 91,300 square feet of leased space in the United Kingdom, 11,900 square feet of leased space elsewhere in Europe and a small office in New York.

•	We lease approximately 8,000 square feet of office space on one floor in Birmingham, West Midlands for Games Development and Production.

•	We lease approximately 11,000 square feet of office space on one floor in Burton-on-Trent, East Midlands for Finance, IT and HR management and administration and Central System Estate Monitoring.

•	We lease approximately 6,500 square feet of office space on two floors in London for Product Development, Technical Operations, Legal, Marketing, Change and Release Management and Market Account Management.

•	We lease approximately 10,500 square feet of office space on two floors in Manchester for all Virtuals activities except the London-based Market Account Management team.

•	We lease approximately 50,000 square feet of administrative offices, workshop and warehousing in Wolverhampton, West Midlands for Service Operations, Product and Content Test, Gaming Machine Engineering, Assembly, Repair, Storage, Parts Supply and Repair and Market Account Management.

•	We occupy, out of lease, approximately 4,500 square feet of office space on one floor in Bangor, North Wales for Product and Platform Development, Remote Operational Services and Problem Management.

•	We rent, under a short term agreement, approximately 800 square feet of office space in London for Virtuals Market Account Management and Insight internal and external BI Reporting.

•	We lease approximately 9,500 square feet of administrative offices, workshop and warehousing in Cologno Monzese, Northern Italy for Service Operations, Gaming Machine Repair and Storage, Parts Triage, Remote Operational Services and Market Account Management.

•	We lease approximately 2,000 square feet of offices on one floor in Rome, Italy for Market Account Management and Product Management and Release.

•	We lease approximately 400 square feet of office space on one floor in Gibraltar for CEO and Market Account Management.

•	In New York, we occupy unleased office space at the offices of Hydra Management at 250 West 57th Street, Suite 2223, New York, New York.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is set forth in the Proxy Statement in the section entitled “Price Range of Securities and Dividends” beginning on page 174, which is incorporated herein by reference. On December 23, 2016, the closing sale price of our common stock and warrants was $5.70 per share and $0.62 per warrant, respectively. During the period from January 1, 2015 through September 30, 2016, the high and low sales prices for our common stock and warrants were as follows:

	Year ended December 31, 2015		Nine months ended September 30, 2016
	High	Low	High	Low
Common Stock	$10.00	$9.48	$10.28	$9.70
Warrants	$0.36	$0.16	$0.45	$0.14

The Company believes that, prior to the consummation of the Business Combination, there were 11 holders of record of the Company’s Common Stock, 3 holders of record of our Warrants and 0 holders of record of units (which, upon consummation of the Business Combination were divided into shares of our common stock and Warrants). As of and after the Business Combination, the Company believes there were 38 record holders of shares of Common Stock and 4 record holders of Warrants.

In connection with the closing of the Business Combination, the Company’s common stock trading symbol was changed to “INSE” and its warrant trading symbol was changed to “INSEW.”

Recent Sales of Unregistered Securities

Information about unregistered sales of the Company’s equity securities is set forth in “Part II, Item 15. Recent Sales of Unregistered Securities” of Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 20, 2014.

On December 23, 2016, the Company consummated the Business Combination, issuing a total of 11,801,369 shares of common stock to the Vendors as the Stock Consideration of the Completion Payment, a total of 2,700,000 shares of common stock to our Macquarie Sponsor pursuant to the Macquarie Forward Purchase and a total of 174,095 shares of common stock to certain advisors and vendors of the Company as payment for services rendered.

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The issuances of shares occurred pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, the Company believes that the transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each of the Vendors, our Macquarie Sponsor and other recipients of Company common stock represented to the Company that he, she or it was an “accredited investor” (as defined by Rule 501 under the Securities Act) and was acquiring the shares for investment and not distribution, that he, she or it could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

On December 29, 2016, three members of Inspired’s management, including Mr. Alvarez, purchased an aggregate of 164,536 shares pursuant to their transaction bonus arrangements. Mr. Alvarez purchased 150,720 shares of Common Stock, for a price of $10.00 per share. Two other members of Inspired’s management purchased 6,908 shares of Common Stock each, for a purchase price of $10.00 per share.

Description of the Company’s Securities

A description of the Company’s common stock and warrants is included in the Proxy Statement in the section entitled “Description of Securities” beginning on page 154, which description is incorporated herein by reference.

The Company has authorized 50,000,000 shares of capital stock, consisting of 49,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value per share. After giving effect to the Business Combination, the redemptions described above and the issuance of the Stock Consideration but without giving effect to the conversion of any warrants, there were 20,199,391 shares of the Company’s common stock issued and outstanding and warrants to purchase 9,539,615 shares of the Company’s common stock outstanding. To the Company’s knowledge, as of the consummation of the Business Combination, there were approximately 38 holders of record of the Company’s common stock and 4 holders of record of the Company’s Warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in “Item 1.01 Entry Into a Material Agreement – Indemnification Agreements” of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements and Supplementary Data

The historical financial statements (and accompanying notes) of the Inspired Gaming Group identified in Section (a) under “Item 9.01 Financial Statements and Exhibits” of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 2.03.

We had no off-balance sheet arrangements as of September 24, 2016.

Item 3.02.	Unregistered Sale of Equity Securities

The information regarding unregistered sales of equity securities set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets – Recent Sales of Unregistered Securities” in this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.01.	Change in Control of Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

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Prior to the consummation of the Business Combination, the Company was a special purpose acquisition company. Its largest stockholder was Polar Asset Management Partners Inc., which on the date of the Proxy Statement beneficially owned 19.7% of the Company common stock (excluding Warrants, as they are not exercisable until 30 days after the completion of the Business Combination). Substantially all of the remaining shares owned prior to the consummation of the Business Combination were owned by the Sponsors, other insiders and the Company’s public stockholders.

By virtue of the consummation of the Business Combination, Landgame S.a.r.l. is now the largest holder of the Company’s common stock, holding just under 50%. Reference is made to “Item 2.01. Completion of Acquisition or Disposition of Assets—Security Ownership of Certain Beneficial Owners and Management,” which is incorporated herein by reference, for information regarding the percentage of voting securities of the registrant now beneficially owned directly or indirectly by holders of greater than 5% of Company common stock.

The Company is not aware of any arrangements, including any pledge by any person of securities of the Company or any of its parent entities, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2016, A. Lorne Weil, Luke L. Alvarez, Nicholas Hagen, Ira Raphaelson, Philip Russmeyer, John Vandemore and Roger Withers were elected to the Company’s board by the Company’s stockholders, subject to the consummation of the Business Combination.

As of December 23, 2016:

•	Stephen J. Dannhauser, Jonathan S. Miller, Kenneth Shea and M. Brent Stevens resigned from their positions as directors of the Company;
•	Luke L. Alvarez serves as the Company’s Chief Executive Officer;
•	David G. Wilson serves as the Company’s Chief Operating Officer;
•	Steven R. Rogers serves as the Company’s Senior Vice President of Digital Games;
•	Daniel Silvers serves as the Company’s Chief Strategy Officer.

Biographical information for the new executive officers of the Company is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 149 and in Item 2.01 hereof, which are both incorporated herein by reference.

For cross references to the biographical information regarding our directors and for information regarding the committees on which each member of our board has been appointed to serve, see “Item 2.01. Completion of Acquisition or Disposition of Assets – Directors and Executive Officers” in this Current Report on Form 8-K, all of which information is incorporated herein by reference.

For information regarding any related party transaction (as defined in Item 404(a) of Regulation S-K) involving the members of the Company’s board of directors and executive officers, see “Certain Relationships and Related Party Transactions,” beginning on page 169 of the Proxy Statement and Item 2.01 hereof, which information is incorporated herein by reference.

For information regarding (i) any material plan, contract or arrangement in which any of the Company’s directors is a party or participates that was entered into or materially amended in connection with the Business Combination and any grant or award made to any of the Company’s directors under any such plan, contract or arrangement and (ii) any material compensatory plan, contract or arrangement in which the Company’s principal executive officer, principal financial officer, executive officer named in a Summary Compensation Table in the Proxy Statement or other comparable officer participates or is a party, any material amendment to any such plan, contract or arrangement and any material grant or award to any such person under any such plan, contract or arrangement, see (a) the section in the Proxy Statement entitled “Incentive Plan Proposal” beginning on page 95, (b) the section in the Proxy Statement entitled “Executive and Director Compensation of Target” beginning on page 127, (c) the section in the Proxy Statement entitled “Management After the Business Combination – Director Compensation” beginning on page 256, (d) the section in the Proxy Statement entitled “Management After the Business Combination – Executive Compensation” beginning on page 150, (e) the section in the Proxy Statement entitled “Information About Hydra Industries – Executive Compensation” beginning on page 112, (f) “Item 1.01. Entry Into a Material Agreement” in this Current Report on Form 8-K and (g) “Item 2.01. Completion of Acquisition or Disposition of Assets – Director Compensation” in this Current Report on Form 8-K, all of which information is incorporated herein by reference.

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Upon recommendation of its Compensation Committee, the Company has adopted forms of grant agreements under the Incentive Plan and the Second Plan for restricted stock units. Copies of the forms of such grant agreements are attached to this Current Report on Form 8-K as Exhibit 10.17.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

In connection with the Business Combination, at the Closing, the Registrant filed the Second A&R Charter. The information set forth in the section entitled “Introductory Note” to this Current Report on Form 8-K and the information set forth in the section entitled “The Charter Proposals” of the Proxy Statement beginning on page 89 is incorporated herein by reference. A copy of the registrant’s Second A&R Charter is attached as Exhibit 3.1 to this Report.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an initial Business Combination as required by the Company’s First Amended and Restated Certificate of Incorporation, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934) upon the closing of the Business Combination. The material terms of the Business Combination are described in the Proxy Statement in the section entitled “The Business Combination Proposal” beginning on page 73, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K, “Completion of Acquisition or Disposition of Assets – Business Combination” is incorporated herein by reference. The information set forth in the section entitled “The Charter Proposals” of the Proxy Statement beginning on page 89 is incorporated herein by reference. The information set forth in the Proxy Statement in the section entitled “Summary Term Sheet” is incorporated herein by reference.

Set forth below are the final voting results for each of the proposals:

Proposal 1: Business Combination

Proposal 1 was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions	Broker Non-Votes
5,879,804	593,601	99	50,503

Proposal 2: Increase Authorized Common Stock

Proposal 2 was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions	Broker Non-Votes
5,840,643	426,346	257,018	0

Proposal 3: Board Composition and Declassification

Proposal 3 was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions	Broker Non-Votes
5,812,304	426,346	234,854	50,503

Proposal 4: Name Change and Removal of SPAC Provisions

Proposal 4 was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions	Broker Non-Votes
5,840,643	426,346	257,018	0

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Proposal 5: Restriction of Securities Ownership per Gaming Laws

Proposal 5 was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions	Broker Non-Votes
5,812,304	426,346	234,854	50,503

Proposal 6: Director Elections

The voting results of the shares of the Company’s common stock were as follows:

Name	For	Withhold
A. Lorne Weil	6,288,650	184,854
Luke Alvarez	6,038,653	434,851
Nicholas Hagen	6,038,653	434,851
Ira Raphaelson	6,038,653	434,851
Philip Russmeyer	6,038,653	434,851
John Vandemore	6,038,653	434,851
Roger Withers	6,038,653	434,851

Proposal 7: Long-Term Incentive Plan

Proposal 7 was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions	Broker Non-Votes
5,784,804	431,701	256,999	50,503

Proposal 8 to adjourn the special meeting to a later date if necessary to permit further solicitation was not held to a final vote.

Item 8.01	Other Events.

Share Purchase and Securities Transfer Agreements

On December 21, 2016, the Hydra Sponsor entered into separate share purchase and securities transfer agreements (the “Share Purchase Agreements”) with institutional and accredited investors (the “Investors”), pursuant to which the Investors have agreed to purchase from public stockholders of the Company up to an aggregate of 2,550,000 shares of the Company’s common stock.

Pursuant to the Share Purchase Agreements, the Hydra Sponsor agreed, following the closing of the Business Combination, to transfer to the Investors an aggregate of (i) 710,000 founder shares (the “Sponsor Shares”) from the 2,220,000 founder shares that the Sponsor received at the time of the Company’s initial public offering and (ii) private placement warrants to purchase 455,000 shares of the Company’s common stock (the “Sponsor Warrants”). The Sponsor Shares are subject to lockup provisions up to twelve months from the closing of the Business Combination. Further, the Sponsor Warrants will expire upon the fifth anniversary of the consummation of the Business Combination and are subject to certain transfer restrictions. The Sponsor Shares and the shares of the Company’s common stock issuable upon exercise of the Sponsor Warrants will be entitled to customary registration rights.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Inspired and its subsidiaries, together with the report thereon and the notes thereto, for the year ended September 24, 2015, and the unaudited consolidated interim financial statements of Target Parent and its subsidiaries for the period ended July 2, 2016, together with the notes thereto, are incorporated herein by reference to the Proxy Statement, beginning on the page F-33 of the Proxy Statement. The audited consolidated financial statements of Inspired, together with the report thereon and the notes thereto, for the year ended September 26, 2016 are attached hereto.

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(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of September 30, 2016, and for the year ended September 24, 2016, are incorporated herein by reference to Item 2.01 of this Current Report on Form 8-K, “Completion of Acquisition or Disposition of Assets – Unaudited Pro Forma Condensed Combined Financial Information”.

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated October 24, 2014 by and among the Company, UBS Securities LLC and Early Bird Capital, Inc., incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
2.1	Share Sale Agreement, dated July 13, 2016, by and among the Company, the Vendors, Target Parent, DMWSL 632 Limited and Gaming Acquisitions Limited, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed with the SEC on July 19, 2016.
3.1*	Second Amended and Restated Certificate of Incorporation of Inspired Entertainment, Inc.
3.2	Bylaws of Inspired Entertainment, Inc., incorporated herein by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1, filed with the SEC on August 19, 2014.
10.1*	Registration Rights Agreement, dated December 23, 2016, by and among the Company and the Vendors
10.2*	Stockholders Agreement, dated December 23, 2016, by and among the Company, Hydra Industries Sponsor LLC, Macquarie Sponsor and the Vendors
10.3*	Employment Agreement, dated December 14, 2016, by and between the Company and Daniel B. Silvers
10.4*	Form of Director and Officer Indemnity Agreement
10.5	Warranty Deed, dated July 13, 2016 by and among the Company and those signatories identified on Schedule 1 thereto, incorporated herein by reference to Exhibit 99.1 to the Form 10-Q of the Company filed with the SEC on August 1, 2016.
10.6	Rights Agreement, dated October 24, 2014, by and among the Company and Continental Stock Transfer and Trust Company, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.7	Warrant Agreement, dated October 24, 2014, by and among the Company and Continental Stock Transfer and Trust Company, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.8	Investment Management Trust Account Agreement, dated October 24, 2014, by and among the Company and Continental Stock Transfer and Trust Company, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.9*	Amendment to Investment Management Trust Agreement, dated October 27, 2016, by and among the Company and Continental Stock Transfer and Trust Company.

36

10.10	Registration Rights Agreement, dated October 24, 2014, between the Company and certain security holders, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.11	Warrant Purchase Agreement, dated October 24, 2014, among the Company, MIHI LLC, A. Lorne Weil and Martin E. Schloss, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.12	Administrative Services Agreement, dated October 24, 2014, between the Company and Lorne Weil, Inc., incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.13	Expense Advancement Agreement, dated October 24, 2014, by and among the Company, MIHI LLC and Hydra Industries Sponsor LLC, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.14	Contingent Forward Purchase Contract, dated October 24, 2014, by and among the Company and MIHI LLC, incorporated herein by reference to Exhibit 10.12 to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.15	Inspired Entertainment, Inc. 2016 Long-Term Incentive Plan, incorporated herein by reference to Annex C to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 23, 2016.
10.16*	Inspired Entertainment, Inc. Second Long-Term Incentive Plan.
10.17*	Forms of Grant Agreements under the Inspired Entertainment, Inc. 2016 Long-Term Incentive Plan and the Inspired Entertainment, Inc. Second Long-Term Incentive Plan.
10.18*	Completion Arrangements Agreement, dated December 23, 2016, by and between the Company and the Vendors.
10.19	Letter Agreement, dated as of June 21, 2016, by and among Hydra Industries Acquisition Corp. and Macquarie Capital (USA), Inc., incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Company, filed with the SEC on November 10, 2016.
10.20	Letter Agreement, dated October 24, 2014, by and among the Company and certain security holders regarding the investment banking right of first refusal, incorporated herein by reference to Exhibit 10.13 to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
14	Form of Code of Ethics, incorporated herein by reference to Exhibit 14 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 19, 2014.
21.1*	List of Subsidiaries.
99.1	Audit Committee Charter, incorporated herein by reference to Exhibit 99.1 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 19, 2014.
99.2	Compensation Committee Charter, incorporated herein by reference to Exhibit 99.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 19, 2014.

* Filed herewith.

37

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRED ENTERTAINMENT, INC.

By:	/s/ A. Lorne Weil
Name:	A. Lorne Weil
Title:	Executive Chairman

Dated: December 30, 2016

38

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated October 24, 2014 by and among the Company, UBS Securities LLC and Early Bird Capital, Inc., incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
2.1	Share Sale Agreement, dated July 13, 2016, by and among the Company, the Vendors, Target Parent, DMWSL 632 Limited and Gaming Acquisitions Limited, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed with the SEC on July 19, 2016.
3.1*	Second Amended and Restated Certificate of Incorporation of Inspired Entertainment, Inc.
3.2	Bylaws of Inspired Entertainment, Inc., incorporated herein by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1, filed with the SEC on August 19, 2014.
10.1*	Registration Rights Agreement, dated December 23, 2016, by and among the Company and the Vendors
10.2*	Stockholders Agreement, dated December 23, 2016, by and among the Company, Hydra Industries Sponsor LLC, Macquarie Sponsor and the Vendors
10.3*	Employment Agreement, dated December 14, 2016, by and between the Company and Daniel B. Silvers
10.4*	Form of Director and Officer Indemnity Agreement
10.5	Warranty Deed, dated July 13, 2016 by and among the Company and those signatories identified on Schedule 1 thereto, incorporated herein by reference to Exhibit 99.1 to the Form 10-Q of the Company filed with the SEC on August 1, 2016.
10.6	Rights Agreement, dated October 24, 2014, by and among the Company and Continental Stock Transfer and Trust Company, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.7	Warrant Agreement, dated October 24, 2014, by and among the Company and Continental Stock Transfer and Trust Company, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.8	Investment Management Trust Account Agreement, dated October 24, 2014, by and among the Company and Continental Stock Transfer and Trust Company, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.9*	Amendment to Investment Management Trust Agreement, dated October 27, 2016, by and among the Company and Continental Stock Transfer and Trust Company.

39

10.10	Registration Rights Agreement, dated October 24, 2014, between the Company and certain security holders, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.11	Warrant Purchase Agreement, dated October 24, 2014, among the Company, MIHI LLC, A. Lorne Weil and Martin E. Schloss, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.12	Administrative Services Agreement, dated October 24, 2014, between the Company and Lorne Weil, Inc., incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.13	Expense Advancement Agreement, dated October 24, 2014, by and among the Company, MIHI LLC and Hydra Industries Sponsor LLC, incorporated herein by reference to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.14	Contingent Forward Purchase Contract, dated October 24, 2014, by and among the Company and MIHI LLC, incorporated herein by reference to Exhibit 10.12 to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
10.15	Inspired Entertainment, Inc. 2016 Long-Term Incentive Plan, incorporated herein by reference to Annex C to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 23, 2016.
10.16*	Inspired Entertainment, Inc. Second Long-Term Incentive Plan.
10.17*	Forms of Grant Agreements under the Inspired Entertainment, Inc. 2016 Long-Term Incentive Plan and the Inspired Entertainment, Inc. Second Long-Term Incentive Plan.
10.18*	Completion Arrangements Agreement, dated December 23, 2016, by and between the Company and the Vendors.
10.19	Letter Agreement, dated as of June 21, 2016, by and among Hydra Industries Acquisition Corp. and Macquarie Capital (USA), Inc., incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Company, filed with the SEC on November 10, 2016.
10.20	Letter Agreement, dated October 24, 2014, by and among the Company and certain security holders regarding the investment banking right of first refusal, incorporated herein by reference to Exhibit 10.13 to the Current Report on Form 8-K of the Company, filed with the SEC on October 29, 2014.
14	Form of Code of Ethics, incorporated herein by reference to Exhibit 14 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 19, 2014.
21.1*	List of Subsidiaries.
99.1	Audit Committee Charter, incorporated herein by reference to Exhibit 99.1 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 19, 2014.
99.2	Compensation Committee Charter, incorporated herein by reference to Exhibit 99.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 19, 2014.

* Filed herewith.

40

DMWSL 633 LIMITED

Consolidated Financial Statements

September 24, 2016 and September 26, 2015

F-1

DMWSL 633 LIMITED

Index

September 24, 2016 and September 26, 2015

Page(s)

Report of Independent Registered Public Accounting Firm	3

Consolidated Financial Statements	4-40

Consolidated Balance Sheets	4

Consolidated Statements of Operations and Comprehensive Loss	5-6

Consolidated Statements of Stockholders’ Deficit	7

Consolidated Statements of Cash Flows	8-9

Notes to the Consolidated Financial Statements	10-40

F-2

Report of Independent Registered Public Accounting Firm

To the Audit Committee of the

Board of Directors

of DMWSL 633 Limited

We have audited the accompanying consolidated balance sheets of DMWSL 633 Limited and its Subsidiaries (the “Company”) as of September 24, 2016 and September 26, 2015, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the periods ended September 24, 2016, September 26, 2015 and September 27, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DMWSL 633 Limited and its Subsidiaries, as of September 24, 2016 and September 26, 2015 and the consolidated results of their operations and their cash flows for the periods ended September 24, 2016, September 26, 2015 and September 27, 2014 in conformity with accounting principles generally accepted in the United States of America.

/S/Marcum llp

Marcum LLP

Melville, NY

December 30, 2016

F-3

DMWSL 633 LIMITED

CONSOLIDATED BALANCE SHEETS

	September 24, 2016	September 26, 2015
	$ '000	$ '000
Assets
Current assets
Cash	1,486	4,060
Accounts receivable, net	16,446	25,740
Inventory, net	7,684	8,298
Prepaid expenses and other current assets	19,124	24,032
Total current assets	44,740	62,130

Property and equipment, net	49,231	75,786
Software development costs, net	36,960	30,463
Other acquired intangible assets subject to amortization, net	12,234	18,119
Goodwill	45,705	53,442
Other assets	1,000	-
Total assets	189,870	239,940

Liabilities and stockholders' deficit
Current liabilities
Accounts payable	13,662	21,931
Accrued expenses	17,478	21,468
Corporate tax and other current taxes payable	4,665	6,353
Deferred revenue, current	9,593	10,424
Other current liabilities	3,115	3,831
Current portion of long-term debt	10,082	-
Current portion of capital lease obligations	210	131
Total current liabilities	58,805	64,138

Long-term debt	402,327	422,195
Capital lease obligations, net of current portion	165	190
Deferred revenue, net of current portion	12,282	19,173
Other long-term liabilities	12,362	11,084
Total liabilities	485,941	516,780
Commitments and contingencies
Stockholders' deficit
Common stock	165	165
Additional paid in capital	450	450
Accumulated other comprehensive income (loss)	33,105	(7,541)
Accumulated deficit	(329,791)	(269,914)
Total stockholders' deficit	(296,071)	(276,840)
Total liabilities and stockholders' deficit	189,870	239,940

The accompanying notes are an integral part of these consolidated financial statements.

F-4

DMWSL 633 LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the period ended
	September 24,	September 26,	September 27,
	2016	2015	2014
	$ '000	$ '000	$ '000

Revenue:
Service	112,200	115,325	120,868
Hardware	7,573	12,248	25,930
Total revenue	119,773	127,573	146,798
Cost of sales, excluding depreciation and amortization:
Cost of service	(16,625)	(16,481)	(16,642)
Cost of hardware	(3,789)	(7,746)	(33,496)
Selling, general and administrative expenses	(65,632)	(65,229)	(66,940)
Depreciation and amortization	(35,010)	(39,386)	(42,468)
Net operating loss	(1,283)	(1,269)	(12,748)
Other income (expense)
Interest income	287	646	474
Interest expense	(58,327)	(58,100)	(56,106)
Other finance (costs) income	(247)	(153)	271
(Loss) income from equity method investee	-	(340)	606
Total other expense, net	(58,287)	(57,947)	(54,755)
Net loss from continuing operations before income taxes	(59,570)	(59,216)	(67,503)
Income tax expense	(307)	(631)	(308)
Net loss from continuing operations	(59,877)	(59,847)	(67,811)

Other comprehensive income (loss):
Foreign currency translation gain/(loss)	47,368	15,059	(1,049)
Actuarial losses on pension plan	(6,722)	(3,950)	(8,739)
Other comprehensive income/(loss)	40,646	11,109	(9,788)

Comprehensive loss	(19,231)	(48,738)	(77,599)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

DMWSL 633 LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (continued)

	For the period ended
	September 24,	September 26,	September 27,
	2016	2015	2014
	$	$	$
Basic and diluted loss per share and weighted average common shares outstanding

Class A Voting Shares:

Basic and diluted loss per share	(6.32)	(5.98)	(6.78)

Basic and diluted weighted average common shares outstanding	8,750,000	8,750,000	8,750,000

Class B Non-voting Shares:

Basic and diluted loss per share	(6.32)	(5.98)	(6.78)

Basic and diluted weighted average common shares outstanding	481,798	1,250,000	1,250,000

Class B1 Non-voting Shares:

Basic and diluted loss per share	(6.32)	-	-

Basic and diluted weighted average common shares outstanding	245,080	-	-

Class B2 Non-voting Shares:

Basic and diluted loss per share	(0.01)	(0.01)	(0.01)

Basic and diluted weighted average common shares outstanding	11,150	11,150	11,150

Class B3 Voting Shares:

Basic and diluted loss per share	(0.01)	(0.01)	(0.01)

Basic and diluted weighted average common shares outstanding	154,500	154,500	154,500

The accompanying notes are an integral part of these consolidated financial statements.

F-6

DMWSL 633 LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common stock	Additional paid in capital	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders' deficit

	$ '000	$ '000	$ '000	$ '000	$ '000

Beginning balance as of September 28, 2013	165	450	(8,862)	(142,256)	(150,503)
Foreign currency translation adjustments	-	-	(1,049)	-	(1,049)
Actuarial losses on pension plan	-	-	(8,739)	-	(8,739)
Net loss	-	-	-	(67,811)	(67,811)
Ending balance as of September 27, 2014	165	450	(18,650)	(210,067)	(228,102)
Foreign currency translation adjustments	-	-	15,059	-	15,059
Actuarial losses on pension plan	-	-	(3,950)	-	(3,950)
Net loss	-	-	-	(59,847)	(59,847)
Ending Balance as of September 26, 2015	165	450	(7,541)	(269,914)	(276,840)
Foreign currency translation adjustments	-	-	47,368	-	47,368
Actuarial losses on pension plan	-	-	(6,722)	-	(6,722)
Net loss	-	-	-	(59,877)	(59,877)
Ending Balance as of September 24, 2016	165	450	33,105	(329,791)	(296,071)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

DMWSL 633 LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the period ended
	September 24,	September 26,	September 27,
	2016	2015	2014
	$ '000	$ '000	$ '000

Cash flows from operating activities
Net loss	(59,877)	(59,847)	(67,811)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,010	39,386	42,468
Non-cash interest expense relating to PIK loan notes	40,540	41,911	34,977
Deferred income tax expense	454	(101)	(172)
Bad debt expense/(collections)	(533)	174	240
Inventory reserve	163	(104)	(137)
Changes in assets and liabilities:
Accounts receivable	7,229	1,452	6,981
Inventory	(770)	(1,834)	8,430
Prepaid expenses and other assets	607	(7,540)	(1,116)
Income taxes payable	(1,294)	(1,566)	592
Accounts payable	700	(3,066)	1,294
Other current liabilities	(290)	487	(364)
Deferred revenues and customer prepayment	(3,997)	112	(6,021)
Accrued expenses	4,676	14,757	5,853
Other long-term liabilities	(3,971)	1,030	(3,962)
Net cash provided by operating activities	18,647	25,251	21,252
Cash flows from investing activities
Purchases of property and equipment	(9,479)	(22,083)	(41,367)
Purchases of capital software	(22,423)	(18,092)	(11,939)
Cash from joint venture	-	972	-
Net cash used in investing activities	(31,902)	(39,203)	(53,306)
Cash flows from financing activities
Proceeds from issuance of revolver and long-term debt	11,196	-	121,177
Repayments of long-term debt	(146)	(123)	(86,924)
Net cash (used in)/provided by financing activities	11,050	(123)	34,253

Effect of exchange rate changes on cash	(369)	(1,117)	(147)
Net (decrease) increase in cash	(2,574)	(15,192)	2,052
Cash, beginning of period	4,060	19,252	17,200
Cash, end of period	1,486	4,060	19,252

The accompanying notes are an integral part of these consolidated financial statements.

F-8

DMWSL 633 LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	For the period ended
	September 24,	September 26,	September 27,
	2016	2015	2014
	$ '000	$ '000	$ '000
Supplemental cash flow disclosures
Cash paid during the period for interest	12,200	11,515	11,500
Cash paid during the period for income taxes	95	135	222
Non cash
Purchases of property and equipment financed through accounts payable	-	6,361	-

The accompanying notes are an integral part of these consolidated financial statements.

F-9

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended September 24, 2016 and September 26, 2015

1.	Nature of Operations, Management’s Plans and Summary of Significant Accounting Policies

Nature of Operations

DMWSL 633 Limited (the "Company", the “Group”, "we", "our", and "us") is a global gaming technology company, supplying Virtual Sports, Mobile and Server Based Gaming (“SBG”) systems to regulated lottery, betting and gaming operators worldwide. Our strategic focus is the development and sale of SBG software systems and SBG digital terminals.

Basis of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with Accounting Principles generally accepted in the United States ("US GAAP"). All monetary values set forth in these consolidated financial statements are in US Dollars ("USD" or "$") unless otherwise stated herein. The accompanying consolidated financial statements include the results of the Company and its wholly owned subsidiaries, as well as those subsidiaries in which we have a controlling financial interest. Investments in other entities in which we do not have a controlling financial interest but exert significant influence are accounted for in our consolidated financial statements using the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation.

The financial statement periods presented represent a 52 week period, which approximates a calendar year end period. The balance sheet date of each fiscal period represents the Saturday closest to the 30th of September. Each 52 week fiscal period presented within these consolidated financial statements and footnotes are herein referred to as a "period".

Management Liquidity Plans

As of September 24, 2016, the Company’s cash on hand was $1,486,000 and the Company had a working capital deficiency of ($14,065,000). The Company recorded net losses of $59,877,000 and $59,847,000 for the period ended September 24, 2016, and September 26, 2015, respectively. The deficiency and net losses arise primarily due to one-off costs and interest on shareholder loan notes which are no longer a liability of the Company post the transaction as detailed in Note 22. The Company historically has positive cash flows from operating activities and uses the cash flow to fund expenditures for capital additions. As indicated in the accompanying consolidated financial statements, the Company’s senior bank debt principal and revolving credit facility and any unpaid interest will mature on September 30, 2017.  The Company has a contingent extension agreement with the lender to extend the maturity of the senior bank debt principal and revolving credit facility until September 30, 2019, which was extended upon completion of the transaction as detailed in Note 22. Management believes that the Company’s cash balances on hand, cash flows expected to be generated from operations, ability to control and defer capital projects and borrowings available under the Company’s credit facility will be sufficient to fund the Company’s net cash requirements through December 2017.

Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. The two class method is used in the calculation of basic and diluted EPS. Under the two class method, earnings per common share are allocated to the common shareholders based on the criteria in Note 14.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates these estimates, including those related to the revenue recognition for contracts involving software and non-software elements, allowance for doubtful accounts, inventory reserve for net realizable value, goodwill and intangible assets, useful lives of long-lived assets, stock-based compensation, valuation allowances on deferred taxes, commitments and contingencies and litigation, among others. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. We regularly evaluate these significant factors and make adjustments when facts and circumstances dictate. Actual results may differ from these estimates.

F-10

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

Revenue Recognition

We derive revenue principally from the sale and rental of our Server Based Gaming (“SBG”) terminals and related services, including content provision and servicing, to regulated retail betting outlets, casinos and other gaming operators, and licensing of our Virtual Sports gaming software and related services to regulated virtual sports retail, mobile and online operators. We evaluate the recognition of revenue based on the criteria set forth in ASC 605, Revenue Recognition ("ASC 605") and ASC 985-605, Software-Revenue Recognition. Revenue is recognized when all of the following criteria are met:

1.  Persuasive evidence of an arrangement exists

2.  The price to the customer is fixed or determinable

3.  Delivery has occurred, title has been transferred, and any acceptance terms have been fulfilled; and

4.  Collectability is probable

For our multiple-deliverable arrangements which include hardware containing software that functions together with the hardware to deliver its essential functionality and undelivered non-software services, deliverables are separated into more than one unit of accounting when: (i) the delivered element(s) have value to the customer on a stand-alone basis and (ii) delivery of the undelivered element(s) is probable and substantially in the control of the Company. When the final undelivered element(s) are non-software services and non-hardware, those deliverables are recognized on a ratable basis over the remaining term of the arrangement.

We determine the relative selling price for deliverables in the scope of ASC 605 based on the following selling price hierarchy:

4.         Vendor specific objective evidence ("VSOE"), (i.e., the price we charge when the product or service is sold separately) if available,

5.         Third-party evidence (“TPE”) of fair value (i.e., the price charged by others for similar products and services) if VSOE is not available,

6.         or our best estimate of selling price (“BESP”) if neither VSOE nor TPE is available.

Our multiple-deliverable arrangements may also contain one or more software deliverables in the scope of ASC 985-605. The revenue for these multiple-deliverable arrangements is allocated to the software deliverables and the non-software deliverables based on the relative selling prices of all of the deliverables in the arrangement using the fair value hierarchy outlined above. In circumstances where the Company cannot determine VSOE or TPE of the selling price for any of the deliverables in the arrangement, BESP is used for the purpose of allocating the arrangement consideration between software and non-software deliverable.

Revenue is allocated to the software deliverables based on the relative fair value of each element, and fair value is determined using VSOE. Where VSOE does not exist for the undelivered software element, revenue is deferred until either the undelivered element is delivered or VSOE is established, whichever occurs first. When the final undelivered software element is services, the related revenue is recognized on a ratable basis over the remaining service period. When VSOE of a delivered element has not been established, but VSOE exists for the undelivered elements, the Company uses the residual method to recognize revenue when the fair value of all undelivered elements is determinable. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement consideration is allocated to the delivered elements and is recognized as revenue.

In addition to the general policies, the following are the specific revenue recognition policies for our revenue streams.

Server Based Gaming

Revenue from SBG terminals, access to our content and SBG platform, including electronic table gaming products is recognized in accordance with the criteria set forth in ASC 605 and is usually based upon a contracted percentage of the operator’s net winnings from the terminals’ daily use. Where this is not the case, revenue is based upon a fixed daily or weekly rental fee. We recognize revenue from these arrangements on a daily basis over the term of the arrangement, or when not specified over the expected customer relationship period. Performance obligations under these arrangements may include the delivery and installation of our SBG terminals for use over a term, as well as service obligations related to hardware repairs and server based content and maintenance.

F-11

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

Revenue Recognition (continued)

We sometimes bill for SBG arrangements up front in order to help fund our working capital and development requirements, or at the request of a customer. Upfront fees on SBG arrangements are deferred and recognized on a straight-line basis over the term of the arrangement or when not specified over the expected customer relationship period. Hardware sales take the form of a transfer of ownership of our developed gaming terminals, and are recognized upon delivery as they have value to our customers on a stand-alone basis.

Virtual Sports

Revenue from licensing of our gaming software is recognized in accordance with the criteria set forth in ASC 985-605. Virtual sports retail revenue, which includes the provision of virtual sports content and services to retail betting outlets, and virtual sports online and mobile revenue, which includes the provision of virtual sports content and services to mobile and online operators, is based upon a contracted percentage of the operator’s net winnings or a fixed rental fee. We recognize revenue for these fees on a daily or weekly basis over the term of the arrangement, these arrangements typically include a perpetual license billed up front, granted to the customer for access to our gaming platform and content. As we do not have VSOE for the undelivered elements in virtual sports arrangements, revenue from the licensing of perpetual licenses is recognized on a straight-line basis over the term of the arrangement, or when not specified, over the expected customer relationship period.

Revenue from the development of bespoke games licensed on a perpetual basis to mobile and online operators is recognized on delivery and acceptance by the customer. We have no ongoing service obligations subsequent to customer acceptance of our bespoke games.

Customer Concentration

Revenues from one customer represent approximately 28.93%, 29.29%, and 29.24% of our total revenues in the periods ended September 24, 2016, September 26, 2015 and September 27, 2014, respectively. Revenues from a second customer represent approximately 10.91%, 10.51%, and 20.19% of our total revenues in the periods ended September 24, 2016, September 26, 2015 and September 27, 2014, respectively. There were no revenues greater than 10% derived from any other customer in any of the periods presented in these financial statements. We have no purchases from vendors greater than 10% of total purchases.

Deferred Revenue and Deferred Cost of Sales, excluding depreciation and amortization

Deferred revenue arises from the timing differences between the shipment or installation of gaming terminals and systems products and the satisfaction of all revenue recognition criteria consistent with our revenue recognition policy, as well as prepayment of contracts which are recognized ratably over a service period, such as maintenance or licensing fees. Deferred cost of sales, excluding depreciation and amortization consists of the direct costs associated with the manufacture of gaming equipment and systems products for which revenue has been deferred. Amounts expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue in current liabilities. Amounts not expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue, net of current portion.

Software Development Costs

We classify software development costs as either internal use software or external use software. We account for costs incurred to develop internal use software in accordance with ASC 350-40, Internal Use Software. Consequently, any costs incurred during preliminary project stages are expensed; direct costs incurred during the application development stages are capitalized; and costs incurred during the post-implementation/operation stages are expensed. Once the software is placed in operation, we amortize the capitalized internal use software cost over its estimated economic useful life, which range from two to five years.

F-12

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

Software Development Costs (continued)

We purchase, license and incur costs to develop external use software to be used in the products we sell or provide to customers. Such costs are capitalized under ASC 985-20, Costs of Software to Be Sold Leased or Marketed. Costs incurred in creating software are expensed when incurred as Selling, General and Administrative Expenses until technological feasibility has been established, after which costs are capitalized up to the date the software is available for general release to customers. We capitalize the payments made for software that we purchase or license for use in our products that has previously met the technological feasibility criteria prior to our purchase or license. Annual amortization of capitalized external use software development costs is recorded over the estimated economic life, which is two to five years.

Research and development costs are expensed as incurred. Research and development related primarily to software product development costs is expensed until technological feasibility has been established. Research and development costs amounting to $3,415,000, $3,849,000 and $2,797,000 were expensed during the periods to September 24, 2016, September 26, 2015 and September 27, 2014, respectively. Employee related costs associated with related product development are included in Selling, General and Administrative Expenses in the Consolidated Statements of Operations and Comprehensive Loss.

Cash

We deposit cash with financial institutions that management believes are of high credit quality.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease our allowance for doubtful accounts in the future. We determine the allowance based on historical experience, current market trends, and our customers' financial condition. We continually review our allowance for doubtful accounts. Past due balances and other higher risk amounts are reviewed individually for collectability. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.

Under certain contracts, the timing of our invoices does not coincide with revenue recognized under the contract. We have unbilled accounts receivable which represent revenue recorded in excess of amounts invoiced under the contract and generally become billable at contractually specified dates. These amounts consist primarily of revenue from our share of net winnings earned on a daily basis where the billing period does not fall on the last day of the period. We had $10,446,000, $12,634,000 and $7,499,000, of unbilled accounts receivable as of September 24, 2016, September 26, 2015, and September 27, 2014, respectively.

Our standard credit terms are net 30 to 60 days. From time to time, we allow for certain digital customers to pay on an enhanced revenue share basis for the software license whereby the customer pays an incremental revenue share percentage over a specific period of time. We consider these types of arrangements to be extended payment terms as the full consideration for the arrangement may not be received until several years after the date of the sale depending on the net winnings from the game or application. We evaluate the payment terms of the arrangement at the outset in order to determine if collectability is reasonably assured and defer revenue on enhanced revenue shares in cases where this is not met. For additional information on notes receivables, see Note 3 (Accounts Receivable, Notes Receivable, Allowance for Doubtful Accounts and Bad Debt).

Inventories

Inventories consist primarily of component parts and related parts used in gaming terminals. Inventories are stated at the lower of cost or net realizable value, using the weighted average cost method. We determine the lower of cost or market value of our inventory based on estimates of potentially excess and obsolete inventories after considering historical and forecasted demand and average selling prices. Cost includes all direct costs and an appropriate proportion of fixed and variable overheads.

We have established a reserve for excess and slow-moving inventory. Demand for gaming terminals and parts inventory is also subject to technological obsolescence.

F-13

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

Equity Method Investments

Investee companies that are not consolidated, but over which we exercise significant influence, are accounted for under the equity method of accounting. Whether or not we exercise significant influence with respect to an investee depends on an evaluation of several factors including, representation on the investee company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company. Under the equity method of accounting, an investee company’s accounts are not reflected within our Consolidated Balance Sheets and Statements of Operations and Comprehensive Loss; however, our share of the earnings or losses of the investee company is reflected in other income (loss) in the Consolidated Statements of Operations and Comprehensive Loss. As discussed in Note 17, on December 23, 2014, the Company purchased the remaining 50% shares in its equity investment.

When our carrying value in an equity method investee company is reduced to zero, no further losses are recorded in our consolidated financial statements unless we have guaranteed obligations of the investee company or we have committed additional funding. In this instance, when the investee company subsequently reports income, we will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Property and Equipment

Property and equipment are recorded at cost, and when placed into service, depreciated to their residual values using the straight-line method over the estimated useful lives of the related assets as follows:

Short-term leasehold property	life of the lease
Server based gaming terminals	4 – 6 years
Motor Vehicles	3 – 5 years
Plant and machinery and fixtures and fittings	4 – 8 years
Computer equipment	3 – 5 years

Our policy is to periodically review the estimated useful lives of our fixed assets. We also assess the recoverability of long-lived assets (or asset groups) whenever events or changes in circumstances indicate that the carrying amount of such an asset (or asset groups) may not be recoverable.

Repairs and maintenance costs are expensed as incurred. Upon retirement or sale, the cost of assets disposed and the related accumulated depreciation are written off and any resulting gain or loss is credited or charged to income.

Goodwill and Other Acquired Intangible Assets

Our primary acquired intangible assets relate to goodwill, trademarks and customer relationships. Goodwill represents the excess purchase price over the fair value of the identifiable net assets acquired in a business combination. Trademarks and customer relationships were originally recorded at their fair values in connection with business combinations.

Goodwill and other intangible assets with indefinite useful lives are not amortized, but instead are tested for impairment at least annually. Intangible assets with finite lives are amortized on a straight line basis over three to ten years to their estimated residual values, and reviewed for impairment. Factors considered when assigning useful lives include legal, regulatory and contractual provisions, product obsolescence, demand, competition and other economic factors.

F-14

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

Impairment of Goodwill and Long Lived Assets

We test for goodwill impairment at least annually on the last day of our fiscal period as of September 24, 2016 and September 26, 2015, and whenever other facts and circumstances indicate that the carrying value may not be recoverable. For goodwill impairment evaluations, we first make a qualitative assessment to determine if goodwill is likely to be impaired. If it is more-likely-than-not that a reporting unit's fair value is less than its carrying value, we then compare the fair value of the reporting unit to its respective carrying amount. Goodwill is carried, and therefore tested, at the reporting unit level. We have two segments, Server Based Gaming and Virtual Sports, as detailed in Note 2. If the fair value of the reporting unit is less than its carrying amount, the amount of the impairment loss, if any, will be measured by comparing the implied fair value of goodwill to its carrying amount and would be charged to operations as an impairment loss. A quantitative test was carried out as of September 24, 2016 and September 26, 2015 and no impairment was required at either date. For additional information, see Note 6 (Intangibles, net and goodwill).

We assess the recoverability of long-lived assets and intangible assets with finite useful lives whenever events arise or circumstances change that indicate the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets (or asset groups) to be held and used is measured by a comparison of the carrying amount of the asset (or asset group) to the expected net future undiscounted cash flows to be generated by that asset (or asset group) or, for identifiable intangibles with finite useful lives, by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through expected net future undiscounted cash flows. The amount of impairment of other long-lived assets and intangible assets with finite lives is measured by the amount by which the carrying amount of the asset exceeds the fair market value of the asset.

Derivative Financial Instruments

From time to time we enter into foreign currency forward contracts to mitigate the risk associated with cash payments required to be made in non-functional currencies or to mitigate the risk associated with cash to be received in non-functional currencies. We record the derivative financial instruments on the balance sheets at their respective fair market values. We do not apply hedge accounting and make related effectiveness assessments. As a result, changes in fair value in the associated derivative are recorded in the consolidated statements of operations and comprehensive loss. See Note 13 (Fair Value Measurements) for additional information.

Shipping and Handling Costs

Shipping and handling costs for products sales and hardware related to subscription services are included in cost of sales, excluding depreciation and amortization for all periods presented.

Income Taxes

Income taxes are accounted for under the asset and liability method. Our provision for income taxes is primarily based on current period income (loss), changes in deferred tax assets and liabilities and changes in estimates with regard to uncertain tax positions. We estimate current tax expense and assess temporary differences resulting from differing treatments of items for tax and accounting purposes using enacted tax rates in effect for each taxing jurisdiction in which we operate for the period in which those temporary differences are expected to be recovered or settled. These differences result in deferred tax assets and liabilities. Our total deferred tax assets are principally comprised of depreciation and net operating loss carry forwards.

Significant management judgment is required to assess the likelihood that deferred tax assets will be recovered from future taxable income. In assessing the realizability of these deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Management makes this assessment on a jurisdiction by jurisdiction basis considering the historical trend of taxable losses, projected future taxable income and the reversal of deferred tax liabilities. As of September 24, 2016, September 26, 2015, and September 27, 2014, we had a valuation allowance of $33,552,000, $43,475,000 and $42,031,000 respectively, against net deferred tax assets due to uncertainty of realization of these deferred tax assets.

We evaluate income tax uncertainties, assess the probability of the ultimate settlement with the applicable taxing authority and records an amount based on that assessment. Interest and penalties, if any, associated with uncertain tax positions are included in income tax expense.

F-15

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

Value Added Tax

The Company is subject to Value Added Tax (“VAT”) in some locations. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods and services sold less VAT paid on purchases made with the relevant supporting invoices. VAT is collected from customers by the Company on behalf of the tax authorities and is therefore not charged to the consolidated statements of operations.

Foreign Currency Translation

For most of our operations GBP is our functional currency. We also have significant operations where the local currency is the functional currency, including our operations in mainland Europe and South America. Assets and liabilities of foreign operations are translated at period-end rates of exchange and results of operations are translated at the average rates of exchange for the period. Gains or losses resulting from translating the foreign currency financial statements are accumulated as a separate component of accumulated other comprehensive loss in stockholders' deficit. Gains or losses resulting from foreign currency transactions are included in other (expense), net in the consolidated statements of operations and comprehensive loss.

 Leases

We lease our office facilities under operating leases. We account for certain operating leases that contain rent escalation provisions, rent abatements and /or lease incentives by recognizing rent expense on a straight-line basis over the lease term. The difference between the rent paid and the straight-line rent is recorded as a deferred liability.

Assets acquired under capital leases are amortized over a lease term which coincides with the estimated useful life of the leased assets. For the purpose of recognizing the above mentioned lease incentives on a straight-line basis over the term of the lease, we use the date of initial possession to begin amortization. Lease renewal periods are considered in the determination of the lease term.

Comprehensive Loss

We include and separately classify in comprehensive loss unrealized gains and losses from our foreign currency translation adjustments, gains or losses associated with pension or other post-retirement benefits, prior service costs or credits associated with pension or other post-retirement benefits and transition assets or obligations associated with pension or other post- retirement benefits. See Note 18 (Accumulated Other Comprehensive (Loss) Income).

Recently Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09 Revenue from Contracts with Customers which introduces a new revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. This ASU also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after December 15, 2017, with early adoption permitted. The new accounting standard is expected to have an impact on our consolidated financial statements. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

In June 2014, the FASB issued ASU 2014-12, Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period ("ASU 2014-12"), requiring a performance target which affects vesting and could be achieved after the requisite service period be treated as a performance condition in accordance with ASC 718, Compensation - Stock Compensation. ASU 2014-12 was effective prospectively for annual periods beginning after December 15, 2015 with early adoption permitted. The Company has adopted ASU 2014-12, with no material effect.

F-16

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

Recently Issued Accounting Standards (continued)

On April 7, 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount. For public business entities, the standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted for financial statements that have not been previously issued. The Company has adopted this guidance and has presented debt issuance costs net against the associated debt liabilities in the consolidated balance sheets presented.

In April 2015, the FASB issued ASU 2015-05, Intangibles–Goodwill and Other–Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement ("ASU 2015-05"), which provides guidance to customers about how to account for cloud computing arrangements when such arrangements include software licenses. ASU 2015-11 is effective for reporting periods beginning after December 15, 2015, with early adoption permitted. The standard may be applied retrospectively or prospectively. The Company has adopted ASU 2015-05, with no material effect.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by reporting lease assets and lease liabilities, both finance (capital) and operating leases, on the balance sheet and disclosing key information about leasing arrangements. For public companies, the updated guidance is effective for the financial statements issued for fiscal years beginning after December 15, 2018 (including interim periods within those fiscal years). Early adoption is permitted. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

In March 2016, the FASB issued Accounting Standards Update (ASU) 2016-09, Compensation – Stock Compensation (Topic 718), to simplify several aspects of the accounting for share-based payment award transactions including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company is currently evaluating the impact of its adoption on the consolidated financial statements and related disclosures.

In August 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, US GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

F-17

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

Recently Issued Accounting Standards (continued)

In April 2016, the FASB issued Accounting Standards Update ASU No. 2016-10 Revenue from Contracts with Customers (Topic 606), “Identifying Performance Obligations and Licensing” (“ASU 2016-10”). ASU 2016-10 clarifies the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. ASU 2016-10 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2017, with early application permitted. The Company is currently evaluating the impact the adoption of this new standard will have on its consolidated financial statements.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-04, Compensation—Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets (“ASU 2015-04”). ASU 2015-04 provides an entity with a fiscal year-end that does not coincide with a month-end a practical expedient that allows the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity’s fiscal year-end and apply that practical expedient consistently from year to year. If an entity has a significant event in an interim period that requires the remeasurement of defined benefit plan assets and obligations such as a partial settlement, ASU 2015-04 also provides a practical expedient that permits the entity to remeasure defined benefit plan assets and obligations using the month-end that is closest to the date of the significant event and adjust for any effects of the significant event not captured in the month-end measurement. If an entity applies the practical expedient and a contribution is made between the month-end date used for measurement and the entity’s fiscal year-end, the entity should disclose the amount of the contribution to allow reconciliation of the fair value of plan assets in the fair value hierarchy to the ending balance of the fair value of plan assets. ASU 2015-04 is effective for annual periods beginning after December 15, 2015 with early adoption permitted. This standard will not have a material impact on the Company’s consolidated results of operations or financial position.

In May 2016, the FASB issued Accounting Standards Update ASU No. 2016-12 “Revenue from Contracts with Customers (Topic 606)”, “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). The core principal of ASU 2016-12 is the recognition of revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The provisions of this update are effective for annual and interim periods beginning after December 15, 2017, with early application permitted. The Company is currently evaluating the impact the adoption of this standard will have in its financial statements.

2.	Segmental Reporting

Operating segments are identified as components of an enterprise for which separate and discrete financial information is available and is used by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief decision-maker is the Chief Executive Officer.

The Company’s chief decision-maker reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenue and operating profit by operating unit. This information is used for purposes of allocating resources and evaluating financial performance.

The Company operates its business along two operating segments, which are segregated based on the basis of revenue stream: Service Based Gaming and Virtual Sports. The Company believes this method of segment reporting reflects both the way its business segments are managed and the way the performance of each segment is evaluated.

The accounting policies of the segments are the same as those described in the “Summary of Significant Accounting Policies.”

The following tables present revenue, cost of sales, excluding depreciation and amortization, selling, general and administrative expenses, depreciation and amortization, operating profit/(loss) from continuing operations, total assets and total capital expenditures for the periods ended September 24, 2016, September 26, 2015, and September 27, 2014, respectively, by business segment. Certain unallocated corporate function costs have not been allocated to the Company’s reportable operating segments because these costs are not allocable and to do so would not be practical. Corporate function costs consist primarily of selling, general and administrative expenses, depreciation and amortization, capital expenditures, cash, prepaid expenses and property and equipment and software development costs relating to corporate/shared functions.

F-18

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

2.	Segmental Reporting (continued)

Segmental Information

Period ended September 24, 2016

	Server Based Gaming	Virtual Sports	Corporate Functions	Total
	$ '000	$ '000	$ '000	$ '000

Revenue:
Service	78,912	33,288	-	112,200
Hardware	7,573	-	-	7,573
Total revenue	86,485	33,288	-	119,773
Cost of sales, excluding depreciation and amortization:
Cost of service	(12,317)	(4,308)	-	(16,625)
Cost of hardware	(3,789)	-	-	(3,789)
Selling, general and administrative expenses	(19,128)	(7,050)	(39,454)	(65,632)
Depreciation and amortization	(26,678)	(6,402)	(1,930)	(35,010)
Segment operating income (loss) from continuing operations	24,573	15,528	(41,384)	(1,283)

Net operating loss				(1,283)

Revenue from major customers:
Customer 1	33,681	971	-	34,652
Customer 2	12,876	192	-	13,068
Total revenue from major customers	46,557	1,163	-	47,720

Total assets at September 24, 2016	104,117	77,282	8,471	189,870

Total goodwill at September 24, 2016	-	45,705	-	45,705

Total capital expenditures for the period ended September 24, 2016	15,811	7,158	2,703	25,672

F-19

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

2.	Segmental Reporting (continued)

Segmental Information

Period ended September 26, 2015

	Server Based Gaming	Virtual Sports	Corporate Functions	Total
	$ '000	$ '000	$ '000	$ '000

Revenue:
Service	88,139	27,186	-	115,325
Hardware	12,248	-	-	12,248
Total revenue	100,387	27,186	-	127,573
Cost of sales, excluding depreciation and amortization:
Cost of service	(11,895)	(4,586)	-	(16,481)
Cost of hardware	(7,746)	-	-	(7,746)
Selling, general and administrative expenses	(22,017)	(6,691)	(36,521)	(65,229)
Depreciation and amortization	(33,415)	(3,952)	(2,019)	(39,386)
Segment operating income (loss) from continuing operations	25,314	11,957	(38,540)	(1,269)

Net operating loss				(1,269)

Revenue from major customers:
Customer 1	36,302	1,070	-	37,372
Customer 2	13,296	110	-	13,406
Total revenue from major customers	49,598	1,180	-	50,778

Total assets at September 26, 2015	135,841	94,017	10,082	239,940

Total goodwill at September 26, 2015	-	53,442	-	53,442

Total capital expenditures for the period ended September 26, 2015	44,731	5,923	1,751	52,405

F-20

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

2.	Segmental Reporting (continued)

Period ended September 27, 2014

	Server Based Gaming	Virtual Sports	Corporate Functions	Total
	$ '000	$ '000	$ '000	$ '000

Revenue:
Service	95,325	25,543	-	120,868
Hardware	25,930	-	-	25,930
Total revenue	121,255	25,543	-	146,798
Cost of sales, excluding depreciation and amortization:
Cost of service	(12,665)	(3,977)	-	(16,642)
Cost of hardware	(33,496)	-	-	(33,496)
Selling, general and administrative expenses	(24,001)	(4,620)	(38,319)	(66,940)
Depreciation and amortization	(34,584)	(2,844)	(5,040)	(42,468)
Segment operating income (loss) from continuing operations	16,509	14,102	(43,359)	(12,748)

Net operating loss				(12,748)

Revenue from major customers:
Customer 1	42,173	752	-	42,925
Customer 2	29,407	232	-	29,639
	71,580	984	-	72,564

Total assets at September 27, 2014	132,365	92,012	27,441	251,818

Total goodwill at September 27, 2014	-	57,240	-	57,240

Total capital expenditures for the period ended September 27, 2014	36,883	1,839	3,960	42,682

F-21

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

2.	Segmental Reporting (continued)

Geographic Information

Geographic information for revenue is set forth below:

	September 24, 2016	September 26, 2015	September 27, 2014
Total revenue	$ '000	$ '000	$ '000
UK	87,885	95,760	118,757
Italy	21,260	20,674	20,270
Rest of world	10,628	11,139	7,771
Total	119,773	127,573	146,798

Geographic information of our non-current assets excluding goodwill is set forth below:

	September 24, 2016	September 26, 2015
Total non-current assets excluding goodwill	$ '000	$ '000
UK	73,033	90,661
Italy	7,737	15,915
Rest of world	18,655	17,792
Total	99,425	124,368

Software development costs are included as attributable to the market in which they are utilized.

3.	Accounts Receivable

Accounts receivable consist of the following:

	September 24, 2016	September 26, 2015
	$ '000	$ '000

Trade receivables	16,698	26,541
Other receivables	88	157
Allowance for doubtful accounts	(340)	(958)
Total accounts receivable, net	16,446	25,740

F-22

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

3.	Accounts Receivable (continued)

Changes in the allowance for doubtful accounts are as follows:

	September 24, 2016	September 26, 2015
	$ '000	$ '000

Beginning balance	(958)	(844)
Recognition of bad debt expense	-	(590)
Recoveries	-	47
Write offs	541	373
Foreign currency translation adjustments	77	56
Ending balance	(340)	(958)

4.	Inventory

Inventory consists of the following:

	September 24, 2016	September 26, 2015
	$ '000	$ '000

Component parts	6,175	6,584
Finished goods	1,509	1,714
Total inventories	7,684	8,298

Component parts include parts for gaming terminals. Included in component parts are reserves for excess and slow-moving inventory of $469,000 and $401,000 for the periods ended September 24, 2016 and September 26, 2015, respectively. Our finished goods inventory primarily consists of gaming terminals which are ready for sale.

F-23

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

5.	Property and Equipment

	September 24, 2016	September 26, 2015
	$ '000	$ '000

Short-term leasehold property	360	618
Video lottery terminals	104,176	123,694
Computer equipment	7,242	8,302
Plant and machinery	3,215	1,866
	114,993	134,480
Less: accumulated depreciation	(65,762)	(58,694)
	49,231	75,786

Depreciation expense for the periods ended September 24, 2016, September 26, 2015 and September 27, 2014 was $22.4 million, $27.3 million and $30.3 million, respectively. Cost of equipment associated with specific contracts and internal use software projects are recorded as assets in the course of construction (a subsection of video lottery terminals) and not depreciated until placed in service. When the equipment is placed into service, the related costs are transferred from assets in the course of construction to video lottery terminals, and we commence depreciation. Depreciation expense is separately included within depreciation and amortization expense on the Consolidated Statements of Operations and Comprehensive Loss.

6.	Intangible Assets and Goodwill

The following tables present certain information regarding our intangible assets. Amortizable intangible assets are being amortized on a straight-line basis over their estimated useful lives of ten years with no estimated residual values, which materially approximates the expected pattern of use.

	September 24, 2016	September 26, 2015
Intangibles	$ '000	$ '000

Trademarks	17,592	20,570
Customer relationships	15,035	17,579
	32,627	38,149
Less: accumulated amortization	(20,393)	(20,030)
	12,234	18,119

The aggregate intangible asset amortization expense for the periods ended September 24, 2016, September 26, 2015 and September 27, 2014 was $3,623,000, $3,889,000 and $4,152,000 respectively. The estimated intangible asset amortization expense for the period ending September 30, 2017, September 30, 2018, and September 30, 2019, is $3,263,000 per annum with a final amortization expense of $2,445,000 in the period ending September 30, 2020.

F-24

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

6.	Intangible Assets and Goodwill (continued)

Goodwill

The table below reconciles the change in the carrying amount of goodwill, for the period from September 27, 2014 to September 24, 2016.

$ '000
Beginning balance at September 27, 2014	57,240
Additions	1,043
Impairment	(1,043)
Foreign currency translation adjustments	(3,798)
Ending balance at September 26, 2015	53,442
Foreign currency translation adjustments	(7,737)
Ending balance at September 24, 2016	45,705

Additions to goodwill in the period ended September 26, 2015, arises on the purchase of Inspired Gaming (Italy) Limited. This goodwill is impaired in the same period due to uncertainty of future cashflows of the purchased company (see note 17).

7.	Software Development Costs, net

Software development costs, net consisted of the following:

	September 24, 2016	September 26, 2015
	$ '000	$ '000

Software development costs	67,289	56,847
Less: accumulated amortization	(30,329)	(26,384)
	36,960	30,463

In the periods ended September 24, 2016 and September 26, 2015, we capitalized $22.4 million and $17.8 million, respectively, of software development costs. Amounts above in the table include $1.8 million and $1.4 million of internal use software at September 24, 2016 and September 26, 2015, respectively.

The total amount of software costs amortized was $7.8 million, $7.2 million and $6.9 million for the periods ended September 24, 2016, September 26, 2015 and September 27, 2014, respectively. The total amount of software costs written down to net realizable value was $1.2 million, $0.1 million and $1.1 million for the periods ended September 24, 2016, September 26, 2015 and September 27, 2014, respectively. The weighted average amortization period was 3.2 years, 3.4 years and 3.4 years for the periods ended September 24, 2016, September 26, 2015 and September 27, 2014 respectively. The estimated software amortization expense for the period ending September 30, 2017 and the subsequent four periods is $8.6 million, $10.8 million, $8.4 million, $6.1 million and $3.1 million per annum, respectively.

F-25

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

8.	Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist of the following:

	September 24, 2016	September 26, 2015
	$ '000	$ '000

Prepaid expenses	8,678	11,398
Unbilled accounts receivable	10,446	12,634
Total prepaid expenses and other assets	19,124	24,032

9.	Accrued Expenses

Accrued expenses consist of the following:

	September 24, 2016	September 26, 2015
	$ '000	$ '000

Interest payable - cash	2,679	2,945
Interest payable – payment in kind	381	377
Asset retirement obligations	-	616
Accrued corporate cost expenses	1,914	1,434
Direct costs of sales	7,530	11,579
Other creditors	4,974	4,517
	17,478	21,468

10.	Other Liabilities

Other liabilities consist of the following:

	September 24, 2016	September 26, 2015
	$ '000	$ '000

Customer prepayments and deposits	3,115	3,831
Total other liabilities, current	3,115	3,831
Foreign exchange contract liabilities	12	321
Accounts payable, net of current portion	3,454	4,892
Asset retirement obligations	921	994
Pension liability	7,975	4,877
Total other liabilities, long-term	12,362	11,084
	15,477	14,915

Foreign exchange contract liabilities related to foreign currency forward agreements where the net balance at period end was in a credit position. Refer to Note 13 for additional information.

F-26

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

11.	Operating Leases

At September 24, 2016, we were obligated under operating leases covering office and warehouse space and transportation equipment expiring at various dates. Future minimum lease payments required under our operating leases at September 24, 2016 were approximately as follows:

$ '000

2017	1,135
2018	1,113
2019	918
2020	562
2021	145
Thereafter	50
Total	3,923

Rent expense under all operating leases was $2.1 million, $1.4 million and $1.3 million for the periods ended September 24, 2016, September 26, 2015 and September 27, 2014, respectively.

Some of our operating leases contain provisions for future rent increases, rent-free periods or periods in which rent payments are reduced. The total amount of rental payments due over the lease term is being charged to rent expense on the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent obligation, which is included in accrued expenses and other long-term liabilities in the Consolidated Balance Sheets.

12.	Long Term and Other Debt

Outstanding Debt and Capital Leases

The following reflects outstanding debt as of the dates indicated below:

	Principal	Unamortized deferred financing charge	Book value, September 24, 2016
		$ '000	$ '000

Senior bank debt	115,379	(1,218)	114,161
PIK loan notes	298,248	-	298,248
Capital leases and hire purchase contract	375	-	375
Total long-term debt outstanding	414,002	(1,218)	412,784
Less: current portion of long-term debt	(10,292)	-	(10,292)
Long-term debt, excluding current portion	403,710	(1,218)	402,492

The Company is in compliance with all relevant covenants and the long term debt portion is correctly classified as such in line with the underlying agreements.

F-27

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

12.	Long Term and Other Debt (continued)

	Principal	Unamortized deferred financing charge	Book value, September 26, 2015
		$ '000	$ '000

Senior bank debt	117,573	(2,822)	114,751
PIK loan notes	307,444	-	307,444
Capital leases and hire purchase contract	321	-	321
Total long-term debt outstanding	425,338	(2,822)	422,516
Less: current portion of long-term debt	(131)	-	(131)
Long-term debt, excluding current portion	425,207	(2,822)	422,385

Debt consists of senior bank debt and loan notes payable to the owners of Ordinary A shares (referred to as Payment in Kind (“PIK”) Loan Notes). Security over the debt consists of a fixed and floating charge over all assets of the Company and certain of its subsidiaries.

The senior bank facility has a cash interest rate on outstanding borrowings for this line of credit being the Bank of England’s bank’s base rate plus the base rate margin or LIBOR rate plus the bank’s LIBOR rate margin. The loan agreement includes a PIK interest rate on the outstanding borrowings that can be paid for or added to the outstanding debt. Note, due to foreign currency translation, these figures are then revised at each Balance Sheet date. The new senior bank debt is scheduled to mature on September 30, 2017.

The senior bank debt also included a revolving facility commitment for $28.5 million. The revolver facility has an interest rate on utilized amounts of 5% plus LIBOR and on unutilized borrowings of 2%. The line of credit was scheduled to mature on September 30, 2017, however, as a result of the acquisition discussed in Note 22, agreement has been reached to extend this by two years. $10.1 million of this facility had been drawn at September 24, 2016 (none of the facility had been drawn at September 26, 2015), and an amount of the facility had been utilized in each year for the Duty Deferment guarantee and the company credit card scheme amounting to $0.4 million and $0.5 million at September 24, 2016 and September 26, 2015, respectively.

The Company also has 13.5% PIK loan notes payable to a syndicate of investors including parent entities to the Group. PIK loan notes have a final repayment date of July 6, 2018 and receive interest at a rate of 13.5%.  This interest is accrued and compounded annually onto the loan notes on September 30 each year.  Loan notes may be transferred between parties but cannot be converted into other options or redeemed before the final repayment date.  At the repayment date, all PIK loan note liabilities are settled by GBP cheque payment. PIK loan notes are repayable in full upon either a sale or a listing of the Group. PIK loan notes are held in proportion to the holders of Ordinary A shares. PIK loan balance to parent company at September 24, 2016 and September 26, 2015, amounted to $253.6 million and $261.5 million, respectively.

F-28

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

12.	Long Term and Other Debt (continued)

Long term debt at September 24, 2016 matures as follows:

Fiscal period	Senior bank debt	PIK loan notes	Capital leases and hire purchase contract	Total
	$ '000	$ '000	$ '000	$ '000

2017	10,082	-	210	10,292
2018	-	298,248	105	298,353
2019	105,297	-	57	105,354
2020	-	-	3	3
2021	-	-	-	-
Total	115,379	298,248	375	414,002

13.	Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset and liability in an orderly transaction between market participants at the measurement date. We estimate the fair value of its assets and liabilities utilizing an established three-level hierarchy. The hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.
Level 2:	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include non-binding market consensus prices that can be corroborated with observable market data, as well as quoted prices that were adjusted for security-specific restrictions.
Level 3:	Unobservable inputs that are supported by little or no market activity that are significant to the fair value of the asset or liability. Level 3 inputs also include non-binding market consensus prices or non-binding broker quotes that are unable to be corroborated with observable market data.

The fair value of our financial assets and liabilities is determined by reference to market data and other valuation techniques as appropriate. We believe the fair value of our financial instruments, which are principally cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued liabilities, approximates their recorded values.

For each period, derivative financial instrument assets and liabilities measured at fair value on a recurring basis are included in the financial statements as per the table below. All amounts are categorized as Level 2.

	September 24, 2016	September 26, 2015
Consolidated Balance Sheets	$ '000	$ '000

Other long-term liabilities	(12)	(321)

F-29

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

13.	Fair Value Measurements (continued)

Foreign currency forward contracts

Throughout the period we enter into contracts to buy and sell foreign currency. These contracts are recorded on the balance sheets at each period end at fair value. These contracts are typically short term in nature with maturities of six months to a year. We entered into forward contracts to sell Euros and to purchase USD and the change in fair value of the derivative is recorded within interest income or expense in the Consolidated Statements of Operations and Comprehensive Loss. For the periods ended September 24, 2016, September 26, 2015 and September 27, 2014, we realized interest income or expense of $291,000, ($488,000), and $364,000 respectively from changes in the fair value of the derivative instrument.

14.	Stockholder's Deficit

Common stock

Common stock consists of six classes of common shares. There are no shares reserved for future issuance. Common stock balances of shares authorized, issued and outstanding as of September 24, 2016 were as follows:

	Shares	Common Stock
	each	$ '000

Class A Voting Shares, par value of £0.01	8,750,000	132
Class B Non-voting Shares, par value of £0.01 (Footnote 15)	264,639	4
Class B1 Non-voting Shares, par value of £0.001 (Footnote 15)	314,361	-
Class B2 Non-voting Shares, par value of £0.75	11,150	13
Class B3 Voting Shares, par value of £0.01	154,500	2
Deferred Non-voting Shares, par value of £0.01 (Footnote 15)	985,361	14

	10,480,011	165

Common stock balances of shares authorized, issued and outstanding as of September 26, 2015 were as follows:

	Shares	Common Stock
	each	$ '000

Class A Voting Shares, par value of £0.01	8,750,000	132
Class B Non-voting Shares, par value of £0.01	1,250,000	18
Class B2 Non-voting Shares, par value of £0.75	11,150	13
Class B3 Voting Shares, par value of £0.01	154,500	2

	10,165,650	165

F-30

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

14.	Stockholder's Deficit (continued)

Class A Voting Shares

The holders of Class A common stock are entitled to receive dividends, when and as declared by the Board of Directors, and to vote on all matters entitled to be voted on by the stockholders of the Company.

Class B Non-voting Shares

The holders of Class B shares have dividend rights identical to those of the Class A holders, and also have the same rights on a winding up as the Class A shareholders. The Class B holders receive dividends pro-rata with Class A holders in relation to the paid up amount on each share. The Class B shares have no rights to vote.

Class B1 Non-voting Shares

The holders of Class B1 common stock have the same rights on a winding up as the Class B shareholders. The holders of Class B1 shares also have the same rights to receive dividends as Class B shareholders. The Class B1 shares have no right to vote.

Class B2 Non-voting Shares

The Class B2 shares are entitled to dividends of 0.1% of the dividend payable on any A share subject to an annual cap of 10% of the paid up amount on each such share. Upon winding up, the Class B2 shares will only participate up to the paid up amount plus a 10% per annum return of such paid up amount and less any amounts already paid as dividends on the Class B2 shares. The Class B2 shares have no right to vote.

Class B3 Voting Shares

The Class B3 shares are entitled to dividends of 0.1% of the dividend payable on any A share subject to an annual cap of 10% of the paid up amount on each such share. Upon winding up, the Class B3 shares will only participate up to the paid up amount plus a 10% per annum return of such paid up amount and less any amounts already paid as dividends on the Class B3 shares. B3 shares carry 10 votes each on a poll and on a show of hands they carry one vote.

Deferred Non-voting Shares

The holders of deferred shares shall only be entitled to the repayment of the amounts paid up on their shares (including premium) after repayment of the capital of the ordinary shares plus the payment of £5 million on each of the ordinary shares on a winding up. Deferred shares carry no right to income.

Additional paid in capital

Additional paid in capital represents the excess of amounts paid for common shares over their stated par value. There have been no changes in additional paid in capital during the periods ended September 24, 2016, September 26, 2015 or September 27, 2014.

F-31

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

15.	Incentive Stock Plan

In December 2015, a restructuring of the management shareholding structure was undertaken. This resulted in management being issued new shares in the Company and certain growth shares in Inspired Gaming Group Limited. The reorganization consisted of the steps set out below.

Company

985,361 B Non-voting Shares, B2 Non-voting Shares, and B3 Voting Shares in the Company held by various members of management were gifted back to the Company and re-designated as deferred shares. The fair value of each class of shares of the gift was not material.

The Company created a new class of B1 Non-voting shares with broadly the same income and capital rights as the A Voting Shares (which additionally have the benefit of a performance based ratchet. Pursuant to the performance based ratchet, members of management’s ownership percentages can increase dependent on the returns to the investors upon an exit that results in a specified rate of return) and issued 314,361 B1 Non-voting Shares to members of management. In addition options for 393,222 B1 Non-voting Shares were granted to members of management. These options are only exercisable conditional on any exit of the shareholders from the Company and lapse if they are not exercised by the completion of any such exit. Both B1 Non-voting Shares and the options for the B1 Non-voting Shares vested upon grant to management, and the fair value and resulting share based payment expense were not material. At the time of the transaction discussed in Note 22 the specified rate of return was not achieved and therefore there will be no expense associated with the performance based ratchet.

Inspired Gaming Group Limited

Two new classes of shares were created in Inspired Gaming Group Limited, a subsidiary of the Company, comprising B ordinary shares and C ordinary shares with par values of £0.00001 each. These shares have voting rights and identical economic rights to each other, except B ordinary shares also gave each holder the right to put all of the B ordinary shares onto Gaming Acquisitions Limited, another subsidiary of the Company, for an assumed price of £2,250. The put options were required to be exercised by the relevant holder within 60 days of the issue of B ordinary shares and all expired unexercised. The fair value of the put options were not material at the date of the grant of the B ordinary shares to management.

The B ordinary shares were issued to the relevant management shareholders under the employee shareholder scheme provisions such that each relevant manager gave up certain employment rights and did not pay any consideration for the issue of these shares. There were 2,800,000 B ordinary shares issued and 500 of C ordinary shares issued to members of management. All shares vested upon grant.

The C ordinary shares have a right to any dividends or distributions declared in respect of the C ordinary shares at the discretion of the directors. Their economic entitlement on an exit is calculated by a formula referenced to the returns on the PIK loan notes in Note 12 once a specified exit hurdle amount has been exceeded. Once this hurdle is exceeded the C ordinary shares have a minimum value of £0.40 per C ordinary share which can increase as the returns on the PIK loan notes increase to a maximum amount (assuming for this purpose a transaction date of 12 March 2016) of approximately £0.75 per C ordinary share.

A similar valuation mechanism applies for the C ordinary shares if an exit happens at certain other subsidiaries of DMWSL 633 Limited.

The fair value and resulting share based payment expense of the B and C ordinary shares were not material upon issuance to management.

F-32

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

16.	Pension Plan

We operate a combined scheme which comprises of a defined benefit section and a defined contribution section.

The defined contribution scheme assets are held separately from those of the Group in an independently administered fund. The pension cost charge represents contributions payable by the Group and amounted to $1,478,000, $1,549,000 and $1,685,000 for the periods ending September 24, 2016, September 26, 2015, and September 27, 2014, respectively. Contributions totaling $438,000 and $240,000 were payable to the fund as at September 24, 2016 and September 26, 2015, respectively.

The defined benefit section has been closed to future accruals for services rendered to the Company for the entire financial statement periods presented in these consolidated financial statements. Retirement benefits are generally based on a portion of an employee's pensionable earnings during years prior to 2010. Our policy is to make contributions according to schedules agreed with the trustee every 3 years after completion of the triennial valuation undertaken by the scheme’s actuaries. We estimate that $3.4 million will be contributed to the pension plan in the period ending September 30, 2017. The latest actuarial valuation of the scheme as at March 31, 2015 revealed a funding shortfall and a recovery plan consisting of additional contributions payable to the scheme has been put into place.

The trustee has made an allowance for the pension scheme liability profile when deciding the investment strategy of the pension scheme. Since the pension scheme is closed to new entrants and ceased future accrual with effect from March 31, 2010 it has continued to mature gradually. Therefore, the trustee reviews the investment strategy regularly to check whether any changes are needed. When considering the investment strategy, the trustee has taken into account the effect of any possible increases in the deficit reduction contributions on the financial position of the Company, and the extent to which the Company will be able to bear these changes.

The plan investment policy is to maximize long-term financial return commensurate with security and minimizing risk. This is achieved by holding a portfolio of marketable investments that avoids over-concentration of investment and spreads assets both over industries and geographies. In setting investment strategy, the trustees considered the lowest risk strategy that they could adopt in relation to the plan's liabilities and designed an asset allocation to achieve a higher return while maintaining a cautious approach to meeting the plan's liabilities. The trustees undertook a review of investment strategy and took advice from their investment advisors. They considered a full range of asset classes, the risks and rewards of a range of alternative asset allocation strategies, the suitability of each asset class and the need for appropriate diversification. The current strategy is to hold approximately 30% in a global return fund, approximately 25% in U.K. equities, approximately 20% in real estate, approximately 16% in non-U.K. equities and approximately 9% in corporate bonds.

Our pension benefit costs are calculated using various actuarial assumptions and methodologies. These assumptions include discount rates, inflation, expected returns on plan assets, mortality rates and other factors. The assumptions utilized in recording the obligations under our plans represent our best estimates, and we believe that they are reasonable, based on information as to historical experience and performance as well as other factors that might cause future expectations to differ from past trends. Differences in actual experience or changes in assumptions may affect our pension obligations and future expense. The primary factors contributing to actuarial gains and losses each year are (1) changes in the discount rate used to value pension benefit obligations as of the measurement date and (2) differences between the expected and the actual return on plan assets.

Our valuation methodologies used for pension assets measured at fair value are as follows. There have been no changes in the methodologies used at September 24, 2016 and September 26, 2015.

The diversified fund is valued at fair value by using the net asset value (“NAV”) of shares held by the plan at the year end. The NAV of the diversified fund is not publicly quoted. The majority of the underlying securities have observable Level 1 or 2 pricing inputs, including quoted prices for similar assets in active or non-active markets. ASC 820, Fair Value Measurements and Disclosures, allows NAV per share to serve as a practical expedient to estimate the fair value of the diversified fund. ASC 820 also states that where NAV is allowed to be used as an estimate of fair value, if the reporting entity has the ability to redeem its investment at NAV as of the measurement date, that investment shall be categorized as a Level II fair value measurement. If the investment cannot be redeemed at the measurement date, but may be redeemable in the future, but at an uncertain date, the investment shall be categorized as a Level 3 fair value measurement.

F-33

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

16.	Pension Plan (continued)

As of September 24, 2016 and September 26, 2015, the diversified fund was redeemable at NAV as of the measurement dates and, therefore, classified as Level 2.

With respect to the buy-in contract, it was agreed during the year ended September 27, 2014, that 281 pensioners of the plan would be insured by means of a pensioner buy-in. The liabilities and assets in respect of insured pensioners are assumed to match for the purposes of ASC 715, Pensions - Retirement Benefits, disclosures (i.e. the full benefits have been insured). The approach adopted has therefore been to include within the total value of assets, an amount equal to the calculated total liability value of the insured pensioners on the actuarial assumptions adopted for ASC 715 purposes. The buy-in contract is, therefore, classified as Level 3.

The following table sets forth the combined funded status of the pension plans and their reconciliation to the related amounts recognized in our consolidated financial statements at our September 24, 2016 and September 26, 2015 measurement dates:

	September 24, 2016	September 26, 2015
	$ '000	$ '000
Change in benefit obligation:
Benefit obligation at beginning of period	98,482	100,315
Interest cost	3,401	3,879
Actuarial loss	19,658	3,585
Benefits paid	(2,617)	(2,641)
Foreign currency translation adjustments	(14,257)	(6,656)
Benefit obligation at end of period	104,667	98,482
Change in plan assets:
Fair value of plan assets at beginning of period	93,605	95,460
Actual gain on plan assets	15,840	3,245
Employer contributions	3,415	3,876
Benefits paid	(2,617)	(2,641)
Foreign currency translation adjustments	(13,551)	(6,335)
Fair value of assets at end of period	96,692	93,605
Amount recognized in the consolidated balance sheets:
Unfunded status (non-current)	(7,975)	(4,877)
Net amount recognized	(7,975)	(4,877)

F-34

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

16.	Pension Plan (continued)

The following table presents the components of our net periodic pension benefit cost:

	September 24, 2016	September 26, 2015	September 27, 2014
	$ '000	$ '000	$ '000
Components of net periodic pension benefit cost:
Interest cost	3,401	3,879	4,666
Expected return on plan assets	(3,178)	(3,728)	(4,933)
Amortization of net loss	274	193	-
Net periodic cost	497	344	(267)

The accumulated benefit obligation for all defined benefit pension plans was $104.7 million and $98.5 million as of September 24, 2016 and September 26, 2015, respectively. The underfunded status of our defined benefit pension plans recorded as a liability in our Consolidated Balance Sheets as of September 24, 2016 and September 26, 2015, was $8.0 million and $4.9 million, respectively.

The estimated net loss, net transition asset (obligation) and prior service credit for the plan that will be amortized from accumulated other comprehensive income into net periodic pension cost over the next fiscal year are $459,000, $Nil and $Nil, respectively.

The fair value of the plan assets at September 24, 2016 by asset category is presented below:

	Level 1	Level 2	Level 3	Total
	$ '000	$ '000	$ '000	$ '000

Diversified fund	-	56,166	-	56,166
Buy-in contract	-	-	39,901	39,901
Cash	625	-	-	625
Total	625	56,166	39,901	96,692

The change in fair value of the pension assets during 2016 valued using significant unobservable inputs (Level 3) is presented below:

$ '000

Beginning balance at September 27, 2015	41,570
Unrealized loss on asset still held at September 24, 2016	(1,669)
Ending balance at September 24, 2016	39,901

F-35

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

16.	Pension Plan (continued)

The fair value of the plan assets at September 26, 2015 by asset category is presented below:

	Level 1	Level 2	Level 3	Total
	$ '000	$ '000	$ '000	$ '000

Diversified fund	-	51,273	-	51,273
Buy-in contract	-	-	41,570	41,570
Cash	762	-	-	762
Total	762	51,273	41,570	93,605

The change in fair value of the pension assets during 2015 valued using significant unobservable inputs (Level 3) is presented below:

$ '000

Beginning balance at September 27, 2014	43,594
Unrealized loss on asset still held at September 26, 2015	(2,024)
Ending balance at September 26, 2015	41,570

The table below presents the weighted-average actuarial assumptions used to determine the benefit obligation and net periodic benefit cost for the Plan.

	September 24, 2016	September 26, 2015	September 27, 2014
	$ '000	$ '000	$ '000

Discount rate	2.60%	4.10%	4.20%
Expected return on assets	2.60%	3.95%	4.15%
RPI inflation	3.10%	3.30%	3.20%
CPI inflation	2.10%	2.30%	2.20%
Pension increases – pre-2006 service	3.00%	3.20%	3.10%
Pension increases – post-2006 service	2.20%	2.20%	2.20%

The following benefit payments are expected to be paid:

$ '000
2017	2,041
2018	2,271
2019	2,474
2020	2,413
2021	2,640
Thereafter (5 years from September 2021)	16,208

F-36

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

17.	Acquisitions

On December 23, 2014, the Group purchased the remaining 50% shares in Merkur Inspired Limited for a total consideration of £1. As part of the transaction, the selling party agreed to waive payables amounting to $2,430,589. The purchase has been accounted for under the acquisition method, On January 2, 2015, Merkur Inspired Limited changed its name to Inspired Gaming (Italy) Limited.

Assets and liabilities acquired in the acquisition were as follows:

Fair value
$ '000
Assets and liabilities acquired
Property and equipment	39
Inventory	2
Accounts receivable, prepaid expenses and other current assets	357
Cash and cash equivalents	506
Accounts payable	(712)
Accrued expenses	(954)
Corporate tax and other current taxes payable	(53)
Other current liabilities	(228)
Total identifiable net assets assumed	(1,043)
Goodwill	1,043
Total	-

The goodwill arising upon acquisition is not deductible for tax purposes.

18.	Accumulated Other Comprehensive Loss (Income)

The accumulated balances for each classification of comprehensive loss (income) are presented below:

	Foreign Currency Translation Adjustments	Unrecognized pension benefit costs	Accumulated Other Comprehensive Loss (Income)
	$ '000	$ '000	$ '000

Balance at September 28, 2013	1,407	7,455	8,862
Change during the period	1,049	8,739	9,788
Balance at September 27, 2014	2,456	16,194	18,650
Change during the period	(15,059)	3,950	(11,109)
Balance at September 26, 2015	(12,603)	20,144	7,541
Change during the period	(47,368)	6,722	(40,646)
Balance at September 24, 2016	(59,971)	26,866	(33,105)

F-37

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

19.	Income Taxes

The following is income (loss) before income taxes:

	September 24, 2016	September 26, 2015	September 27, 2014
	$ '000	$ '000	$ '000
UK	(59,760)	(56,895)	(68,358)
Mainland Europe	854	(1,610)	1,371
North America	(19)	-	-
South America	(645)	(711)	(516)
Total loss before income taxes	(59,570)	(59,216)	(67,503)

The income tax expense consisted of the following for the periods ended September 24, 2016, September 26, 2015, and September 27, 2014:

	September 24, 2016	September 26, 2015	September 27, 2014
	$ '000	$ '000	$ '000
Income tax expense (benefit):
Current
UK	-	163	86
Mainland Europe	290	395	222
South America	17	73	-
Total current taxes	307	631	308

The net deferred tax assets and liabilities arising from temporary differences at September 24, 2016 and September 26, 2015 are as follows:

	September 24, 2016	September 26, 2015
	$ '000	$ '000

Depreciation	30,443	30,103
Net operating losses	5,964	16,493
Other temporary differences	-	503
Total deferred tax assets	36,407	47,099
Valuation allowance balance	(33,552)	(43,475)
Net deferred tax assets	2,855	3,624
Deferred tax liabilities
Intangible assets	(2,079)	(3,624)
Other temporary differences	(776)
Net deferred tax liabilities	-	-

F-38

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

19.	Income Taxes (continued)

The differences between the UK statutory tax rate and our effective rate for the periods ended September 24, 2016, September 26, 2015, and September 27, 2014 are reflected in the following table:

	September 24, 2016	September 26, 2015	September 27, 2014

UK statutory income tax	20.0%	20.5%	22.0%
Tax effect of permanent differences	-4.0%	-2.2%	-4.5%
ATCA interest disallowed	-13.2%	-14.7%	-11.1%
Movement in provisions	0.1%	0.1%	-
Effect of foreign taxes	-0.5%	-0.9%	-0.4%
Tax losses utilized	-	-	1.4%
Rate change	0.2%	-	-
Transfer pricing adjustments	-0.2%	-	-
Valuation allowance	-2.9%	-3.8%	-7.9%
Effective income tax rate	-0.5%	-1.0%	-0.5%

The valuation allowance on deferred tax assets has been determined by considering all available evidence, both positive and negative, in order to ascertain whether it is more likely than not that carried forward deferred tax assets will be realized. Inspired Gaming (UK) Limited has a total potential deferred tax asset carried forward of $33,069,000 at September 24, 2016 (forming the majority of the total potential Group deferred tax asset carried forward of $36,407,000). In addition, Gaming Acquisition Limited (a Group subsidiary) has a deferred tax asset of $750,000 which relates to non-trade losses carried forward. Information provided by management indicates that current level of profitability across the Group will not be sufficient to utilize these losses in the current period (as has been done in previous periods). Losses can be carried forward indefinitely.

On consideration of the cumulative net losses in Inspired Gaming UK Limited and Gaming Acquisitions Limited over the three periods ending September 24, 2016, the Group has recorded a full valuation allowance of $33,552,000.

As of September 24, 2016, there are no liabilities relating to tax penalties and interest and the periods ending September 26, 2015 and September 24, 2016 remain open to examination by taxing authorities.

The Group is not subject to taxation in the US. However, foreign tax is applicable in foreign jurisdictions (primarily in Europe), where the total of non-UK taxes payable for the period ended September 24, 2016 is $307,000. All deferred tax items are attributable to UK operations.

A provision of $46,000 was included within current taxes as at September 26, 2015 to reflect an uncertain tax position relating to interest deductions. There are no similar tax provisions included as at September 24, 2016.

A reduction in the UK corporation tax rate to 17% (effective April 1, 2020) was enacted on September 15, 2016. This will reduce the Group’s future tax charge accordingly. A previous reduction from 20% to 19% (effective April 1, 2017) was enacted on November 18, 2015.

The Group has not recognized deferred tax liabilities in respect of unremitted earnings that are considered indefinitely reinvested in foreign subsidiaries.

20.	Related Parties

We entered into several agreements with various service companies in which certain of our current Board members have direct or indirect ownership interests, and, in some cases, are also directors of these companies.

		September 24, 2016	September 26, 2015	September 27, 2014
		$ '000	$ '000	$ '000

Transactions

Openbet Retail Limited	Total revenue	1,961	2,436	2,685
Loxley Strategic Consulting Limited	Selling, general and administrative expenses	(256)	(223)	-
Balances
Openbet Retail Limited	Accounts receivable	151	189	459

F-39

DMWSL 633 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Periods Ended September 24, 2016 and September 26, 2015

21.	Commitments and Contingencies

A claim from the Performing Rights Society is ongoing and relates to the alleged infringement of copyrighted material of the Performing Rights Society's members in certain games on Fixed Odds Betting Terminals in UK Licensed Betting Offices. The Company and the other defendants (who have formed a litigation club) filed a defense to the claim raised by the Performing Rights Society on December 22, 2015. The parties have mutually agreed to begin a process of mediation in September 2016. The Company has made a provision of $0.3 million, which management believes to be adequate to cover the total net exposure to the Company, including professional fees.

22.	Subsequent Events

The Company evaluates subsequent events occurring between the most recent balance sheet date and the date that the financial statements are available to be issued in order to determine whether the subsequent events are to be recorded and/or disclosed in the Company’s financial statements and footnotes. We have evaluated subsequent events through the date these financial statements were issued.

On December 23, 2016 Hydra Industries Acquisition Corp. (“Hydra”), a special purpose acquisition company listed on the NASDAQ stock exchange, completed a transaction to acquire DMWSL 633 Limited and associated subsidiaries. Immediately after closing, Hydra changed its name to Inspired Entertainment, Inc.

The merger has been accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America.

On completion of the transaction, the Company received a cash injection of approximately $13.5 million, with the potential to receive a further $6.1 million. In addition the Company received the following funds which were subsequently paid out:

i)	Funds to settle transaction costs for the combined Group of approximately $6.5 million plus $1.2 million reimbursement of fees paid prior to this date
ii)	$4.3 million of management bonuses
iii)	$1.3 million for refinancing fees
iv)	$4.8 million for accrued cash interest.

Upon completion of the transaction the value of shareholder loan notes was reduced from $291.0 million to $115.6 million.

There were no other subsequent events or transactions that required recognition or disclosure in the consolidated financial statements.

F-40